                                                                     Exhibit 4-J


================================================================================




                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                           DATED AS OF APRIL 11, 2002

                                      AMONG

                              TRUSERV CORPORATION,

                         VARIOUS FINANCIAL INSTITUTIONS,

                                       AND

                             BANK OF AMERICA, N.A.,
                                    AS AGENT




================================================================================

                                TABLE OF CONTENTS

                                                                                                        PAGE
ARTICLE I             DEFINITIONS.....................................................................    1

         1.2      Other Interpretive Provisions.......................................................   23

         1.3      Accounting Principles...............................................................   24

ARTICLE II            THE CREDITS.....................................................................   24

         2.1      Amounts and Terms of Commitments....................................................   24

         2.2      Notes...............................................................................   24

         2.3      Procedure for Borrowing.............................................................   25

         2.4      Termination or Reduction of Commitments.............................................   25

         2.5      Prepayments.........................................................................   26

         2.6      Repayment...........................................................................   26

         2.7      Interest............................................................................   26

         2.8      Fees................................................................................   27

         2.9      Computation of Fees and Interest....................................................   28

         2.10     Payments by the Company.............................................................   28

         2.11     Payments by the Lenders to the Agent................................................   28

         2.12     Sharing of Payments, Etc............................................................   29

         2.13     Swing Line Commitment...............................................................   30

         2.14     Borrowing Procedures for Swing Line Loans...........................................   30

         2.15     Prepayment or Refunding of Swing Line Loans.........................................   30

         2.16     Participations in Swing Line Loans..................................................   31

         2.17     Participation Obligations Unconditional.............................................   31

         2.18     Conditions to Swing Line Loans......................................................   32

ARTICLE III           TAXES AND YIELD PROTECTION AND ILLEGALITY.......................................   32

         3.1      Taxes...............................................................................   32

         3.2      Increased Costs and Reduction of Return.............................................   33

         3.3      Certificates of Lenders.............................................................   33

         3.4      Substitution of Lenders.............................................................   33

         3.5      Survival............................................................................   34

ARTICLE IV            CONDITIONS PRECEDENT............................................................   34

         4.1      Conditions to Effectiveness.........................................................   34

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                        PAGE
         4.3      Conditions to All Credit Extensions.................................................   36

ARTICLE V             REPRESENTATIONS AND WARRANTIES..................................................   36

         5.1      Organization; Subsidiary Preferred Stock............................................   36

         5.2      Financial Statements................................................................   36

         5.3      Actions Pending.....................................................................   37

         5.4      Outstanding Debt....................................................................   37

         5.5      Title to Properties.................................................................   37

         5.6      Taxes...............................................................................   37

         5.7      Conflicting Agreements and Other Matters............................................   37

         5.8      Use of Proceeds.....................................................................   38

         5.9      ERISA...............................................................................   38

         5.10     Governmental Consent................................................................   38

         5.11     Environmental Compliance............................................................   38

         5.12     Disclosure..........................................................................   39

         5.13     Priority of Obligations.............................................................   39

ARTICLE VI            AFFIRMATIVE COVENANTS...........................................................   39

         6.1      Financial Statements................................................................   39

         6.2      Certificates; Other Information.....................................................   40

         6.3      Notices.............................................................................   41

         6.4      Preservation of Corporate Existence, Etc............................................   42

         6.5      Maintenance of Property.............................................................   42

         6.6      Insurance...........................................................................   42

         6.7      Payment of Obligations..............................................................   43

         6.8      Compliance with Laws................................................................   43

         6.9      Compliance with ERISA...............................................................   43

         6.10     Inspection of Property and Books and Records........................................   43

         6.11     Environmental Laws..................................................................   43

         6.12     Use of Proceeds.....................................................................   43

         6.13     Covenant to Secure Obligations Equally..............................................   44

         6.14     Cooperative Status..................................................................   44

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                        PAGE
         6.15     Further Assurances..................................................................   44

         6.16     Insurance and Condemnation Proceeds.................................................   44

ARTICLE VII           NEGATIVE COVENANTS..............................................................   45

         7.1      Fixed Charge Coverage Ratio.........................................................   45

         7.2      Lien Restrictions...................................................................   45

         7.3      Debt Restrictions...................................................................   46

         7.4      Sale of Assets......................................................................   47

         7.5      Merger..............................................................................   47

         7.6      Restrictions on Transactions with Affiliates and Stockholders.......................   47

         7.7      Issuance of Stock by Subsidiaries...................................................   47

         7.8      Compliance with ERISA...............................................................   47

         7.9      No Change in Subordination Terms, etc...............................................   48

         7.10     Nature of Business..................................................................   48

         7.11     Restricted Investments..............................................................   48

         7.12     Restricted Payments.................................................................   49

         7.13     Use of Proceeds.....................................................................   49

         7.14     Interest Coverage Ratio.............................................................   50

         7.15     Minimum Sales.......................................................................   50

         7.16     Capital Expenditures................................................................   51

         7.17     Minimum Adjusted EBITDA.............................................................   51

         7.19     Amendments to Financing Agreements..................................................   52

         7.20     Subordinated Notes..................................................................   53

         7.21     Chief Executive Officer.............................................................   53

         7.22     Sale of Hagerstown Facility.........................................................   53

ARTICLE VIII          EVENTS OF DEFAULT...............................................................   53

         8.1      Event of Default....................................................................   53

         8.2      Remedies............................................................................   55

         8.3      Rights Not Exclusive................................................................   56

ARTICLE IX            THE AGENT.......................................................................   56

         9.1      Appointment and Authorization; "Agent"..............................................   56

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                        PAGE
         9.2      Delegation of Duties................................................................   56

         9.3      Liability of Agent..................................................................   57

         9.4      Reliance by Agent...................................................................   57

         9.5      Notice of Default...................................................................   57

         9.6      Credit Decision.....................................................................   58

         9.7      Indemnification of Agent............................................................   58

         9.8      Agent in Individual Capacity........................................................   58

         9.9      Successor Agent.....................................................................   59

         9.10     Withholding Tax.....................................................................   59

ARTICLE X             MISCELLANEOUS...................................................................   61

         10.1     Amendments and Waivers..............................................................   61

         10.2     Notices.............................................................................   61

         10.3     No Waiver; Cumulative Remedies......................................................   62

         10.4     Costs and Expenses..................................................................   62

         10.5     Company Indemnification.............................................................   63

         10.6     Payments Set Aside..................................................................   63

         10.7     Successors and Assigns..............................................................   63

         10.8     Assignments, Participations, etc....................................................   64

         10.9     Confidentiality.....................................................................   65

         10.10    Set-off.............................................................................   65

         10.11    Automatic Debits of Fees............................................................   66

         10.12    Notification of Addresses, Lending Offices, Etc.....................................   66

         10.13    Counterparts........................................................................   66

         10.14    Severability........................................................................   66

         10.15    No Third Parties Benefited..........................................................   66

         10.16    Governing Law and Jurisdiction......................................................   66

         10.17    Waiver of Jury Trial................................................................   67

         10.18    Judgment............................................................................   67

         10.19    Entire Agreement....................................................................   68

         10.20    Amendment and Restatement...........................................................   68

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                        PAGE

         10.21    Collateral Matters..................................................................   68

                                    SCHEDULES


Schedule 1.1(a)  Borrowing Base
Schedule 1.1(b)  Proprietary Rights
Schedule 2.1     Commitments and Pro Rata Shares
Schedule 5.3     Pending Actions
Schedule 4.1(f)  Material Adverse Effect
Schedule 5.7     Restrictive Agreements
Schedule 6.16    Mortgaged Property
Schedule 7.2(d)  Liens
Schedule 7.2(l)  Specified Facilities
Schedule 7.4     Designated Permitted Asset Sales
Schedule 7.10    Business Activities
Schedule 7.11    Investments
Schedule 7.12    Adjusted EBITDA
Schedule 10.2    Offshore and Domestic Lending Offices; Addresses for Notices

                             EXHIBITS

Exhibit A        Form of Notice of Borrowing
Exhibit B        [Intentionally Deleted]
Exhibit C        Form of Consent
Exhibit D        Form of First Amendment to Security Agreement
Exhibit E        Form of Compliance Certificate
Exhibit F        Form of Legal Opinion of Counsel to the Company
Exhibit G        Form of Assignment and Acceptance
Exhibit H-1      Form of Series A Note
Exhibit H-2      Form of Series B Note
Exhibit I        Form of Subordinated Note
Exhibit J        Form of Trademark Security Agreement
Exhibit K        Form of Guaranty
Exhibit L        Form of Pledge Agreement
Exhibit M        Form of Security Agreement
Exhibit N        Form of Intercreditor Agreement
Exhibit O        Form of Borrowing Base Certificate
Exhibit P        Form of Lumber Note Notice
Exhibit Q        Form of Excess Cash Flow Report

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


      This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of April 11, 2002, among TRUSERV CORPORATION, a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively the "Lenders"; individually each a "Lender"), and BANK OF AMERICA, N.A. (in its individual capacity, "Bank of America"), as Swing Line Lender and Agent.

      WHEREAS, the Company, the Lenders and Bank of America, as agent, are parties to an Amended and Restated Credit Agreement dated as of April 14, 2000 (the "Original Agreement"); and

      WHEREAS, the parties hereto have agreed to amend and restate the Original Agreement to make various changes thereto;

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1 Certain Defined Terms. The following terms have the following meanings:

            Account Debtor means any Person who is obligated to the Company or any Subsidiary under, with respect to, or on account of an Account Receivable.

            Account Receivable means, with respect to any Person, any right of such Person to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance.

            Adjusted EBITDA means, for any period, EBITDA plus Restructuring Charges to extent taken in such period.

            Adjusted Cash Flow means, with respect to any period, Consolidated Net Earnings for such period less (a) the sum of (i) to extent not already deducted in the calculation of Consolidated Net Earnings, gains from Asset Sales realized during such period, (ii) Capital Expenditures during such period, (iii) amortization of all Indebtedness (including amortization of Indebtedness from payments of Excess Cash Flow but excluding amortization of Indebtedness from the proceeds of Asset Sales) for such period, (iv) patronage dividends accrued in the current fiscal year to be paid in the following fiscal year, (v) any increase in restricted cash during such period and (vi) Restructuring Charges taken during such period; plus (b) the sum of (i) to the extent deducted in the calculation of Consolidated Net Earnings, losses from Asset Sales realized during such period, (ii) depreciation and amortization expense for such period, (iii) non-cash income tax expense for such period and (iv) any decrease in restricted cash during such period.

            Adjusted Working Capital means, at any date of determination, the result of (a) current assets of the Borrower and its Subsidiaries at such date, minus (b) without duplication, cash and restricted cash of the Borrower and its Subsidiaries at such date, minus (c) current liabilities of the Borrower and its Subsidiaries at such date plus (d) the sum of (i) the current portion of Subordinated Debt and other Debt at such date, (ii) accrued and unpaid patronage dividends at such date, (iii) the value of current assets purchased, transferred or assumed in connection with Asset Sales consummated during such period, minus (e) the value of current liabilities purchased, transferred or assumed in connection with Asset Sales consummated during such period.

            Adjusted Working Capital Change means, for any fiscal year, the result of (a) Adjusted Working Capital for such fiscal year minus (b) Adjusted Working Capital for the fiscal year immediately preceding such fiscal year.

            Affected Lender - see Section 3.4.

            Affiliate means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise. A Person that is or was a Member, Substantial Stockholder or material customer shall not be deemed an Affiliate solely on account of such status.

            Agent means BofA in its capacity as agent for the Lenders hereunder, and any successor agent arising under Section 9.9.

            Agent-Related Persons means the Agent and any successor thereto in such capacity hereunder, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

            Agent's Fee Letter - see subsection 2.8(a).

            Agent's Payment Office means the address for payments to the Agent set forth on Schedule 10.2 or such other address as the Agent may from time to time specify in accordance with Section 10.2.

            Agreement means this Second Amended and Restated Credit Agreement.

            Asset Sale means the sale, lease, assignment, transfer or other disposition for value (each a "Disposition") by the Company or any Subsidiary to any Person (other than the Company or a Subsidiary) of any assets of the Company or such Subsidiary, other than (i) the Disposition of inventory in the ordinary course of business, (ii) the Disposition of inventory or receivables to a Guarantor or to the Company, (iii) leases or subleases entered into in the ordinary course of business, (iv) the licensing of Proprietary

      Rights by the Company or any Subsidiary in the ordinary course of business (so long as such licensing does not prevent the Company or such Subsidiary from using Proprietary Rights material to the business of the Company or such Subsidiary) or (v) the Disposition of other assets having a value not exceeding $250,000 in the aggregate in any fiscal year.

            Assignee - see subsection 10.8(a).

            Attorney Costs means and includes all fees and charges of any law firm or other external counsel, and, without duplication, the allocated cost of internal legal services and all disbursements of internal counsel.

            Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

            Bankruptcy Law - see subsection 8.1(h).

            Base Rate means, for any day, a per annum rate equal to the higher of: (a) the sum of 0.50% plus the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA as its "prime rate." (The "prime rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the prime rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

            Benefited Obligations has the meaning set forth in the Intercreditor Agreement.

            Benefited Parties has the meaning set forth in the Intercreditor Agreement.

            BofA means Bank of America, N.A., a national banking association.

            Borrowing means a borrowing hereunder consisting of Committed Loans made to the Company on the same day by one or more Lenders under Article II.

            Borrowing Base means, at any time as of the last day of the prior week, the total of (i) 85% of all Eligible Accounts Receivable plus (ii) 50% of all Eligible Inventory plus (iii) 60% of the appraised value of Eligible Real Estate plus (iv) 50% of the appraised value of Eligible Machinery and Equipment plus (v) the Overadvance Amount minus (vi) the aggregate amount of Reserves. The Borrowing Base shall be adjusted on a periodic basis as set forth on Schedule 1.1(a) or as often as the Agent or the Required Lenders may request. The above percentages may be decreased from time to time by the Agent in its sole discretion after notice to the Company.

            Borrowing Base Certificate means a certificate substantially in the form of Exhibit O.

            Borrowing Date means any date on which a Borrowing occurs or a Swing Line Loan is made under Section 2.3 or 2.14.

            Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago or Charlotte are authorized or required by law to close.

            Business Plan means the business plan delivered by the Company to the Agent on March 20, 2002.

            Capital Adequacy Regulation means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

            Capital Expenditures means, for any period, the sum without duplication of (a) the aggregate amount of all expenditures of the Company and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and (b) the aggregate amount of all Capitalized Lease Obligations incurred during such period excluding, in each case, expenditures made pursuant to Section 6.16(ii) hereof and refinancings or renewals of Capitalized Lease Obligations in effect on the Closing Date.

            Capitalized Lease Obligation means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense).

            Closing Date means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by all Lenders (or, in the case of subsection 4.1(e), waived by the Person entitled to receive the applicable payment).

            Code means the Internal Revenue Code of 1986.

            Collateral Agent means BofA in its capacity as collateral agent under the Intercreditor Agreement, together with any successor thereto in such capacity.

            Collateral Documents means the Security Agreement, the Trademark Security Agreement, the Pledge Agreement, each Mortgage and any other document or instrument pursuant to which the Company or any Guarantor grants to the Collateral Agent, for the benefit of the Benefited Parties, a security interest in any of its property to secure the payment of any of the Benefited Obligations.

            Commitment - see Section 2.1.

            Committed Loan means a Loan by a Lender to the Company under Section 2.1.

            Company - see the Preamble.

            Compliance Certificate means a certificate substantially in the form of Exhibit E.

            Consent means the consent of the Guarantors in the form of Exhibit
      C.

            Consolidated Net Earnings means with respect to any period:

            (i) consolidated gross revenues of the Company and its Subsidiaries, minus

            (ii) all operating and non-operating expenses of the Company and its Subsidiaries including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, current additions to reserves and merger integration costs), but not including in gross revenues:

                  (a) any extraordinary gains or losses (net of expenses and taxes applicable thereto) resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets);

                  (b) any gains resulting from the appraised write-up of assets;

                  (c) any equity of the Company or any Subsidiary in the unremitted earnings of any corporation which is not a Subsidiary;

                  (d) any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition; or

                  (e) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary;

      all determined in accordance with GAAP.

            Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

            Credit Extension means and includes the making of any Loan hereunder.

            Debt means Short Term Debt and Funded Debt.

            Designated Permitted Asset Sale means the sale or other disposition of the properties set forth on Schedule 7.4.

            Dollars, dollars and $ each mean lawful money of the United States.

            EBITDA means, for any period, Consolidated Net Earnings for such period plus, to the extent deducted in computing such Consolidated Net Earnings, interest expense (including rent expense with respect to Synthetic Leases), taxes, depreciation and amortization.

            Effective Date - see Section 4.1.

            Eligible Accounts Receivable mean all Accounts Receivable of the Company and its Subsidiaries, other than Accounts Receivable which the Agent in the exercise of its reasonable commercial discretion determines not to be Eligible Accounts Receivable. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts Receivable shall not include any Account Receivable:

            (a) which is (i) due more than 180 days beyond the issuance of the applicable Borrowing Base Certificate or (ii) more than 60 days past due;

            (b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect in any material respect or have been breached in any material respect;

            (c) with respect to which Account Receivable (or any other Account Receivable due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

            (d) which represents a progress billing (as hereinafter defined) or as to which the Company or any Subsidiary has extended the time for payment beyond original terms without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the completion by the Company or any Subsidiary of any further performance under the contract or agreement; provided that "progress billing" shall not refer to the Company's practice of billing an Account Debtor for program fees, such as advertising assessments, on a percentage of sales, straight-line or other periodic basis;

            (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account Receivable: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for all or any substantial portion of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the

      Account Debtor as a going concern, in each case unless such Account Receivable is supported by a letter of credit satisfactory to the Agent in its sole discretion;

            (f) if twenty-five percent (25%) or more of the aggregate Dollar amount of outstanding Accounts Receivable owed at such time by the Account Debtor thereon is classified as ineligible under clause (a)(ii) above;

            (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada (other than the Province of Quebec or Newfoundland) (unless the Account Debtor's obligations are supported by letters of credit or cash collateral deposits satisfactory to the Agent in its sole discretion); or (ii) is not organized under the laws of the United States of America or any state thereof or Canada or any province thereof (other than the Province of Quebec or Newfoundland) (unless the Account Debtor's obligations are supported by letters of credit or cash collateral deposits satisfactory to the Agent); or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account Receivable is secured or payable by a letter of credit satisfactory to the Agent in its discretion;

            (h) owed by an Account Debtor which is an Affiliate or employee of the Company;

            (i) except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Collateral Agent's Liens in such Account Receivable, or the Collateral Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

            (j) owed by an Account Debtor to which the Company or any of its Subsidiaries, is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account Receivable due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

            (k) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31
      U.S.C. Section 3727 et seq.), and any other steps necessary to perfect the Agent's Liens therein, have been complied with to the Agent's satisfaction with respect to such Account;

            (l) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

            (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

            (n) which is evidenced by a promissory note or other instrument or by chattel paper;

            (o) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account Receivable is impaired or that the Account Receivable may not be paid by reason of the Account Debtor's financial inability to pay;

            (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Company or a Subsidiary to seek judicial enforcement in such State of payment of such Account Receivable, unless such Company or a Subsidiary has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

            (q) which arises out of a sale not made in the ordinary course of the business of the Company and its Subsidiaries;

            (r) with respect to which the goods giving rise to such Account Receivable have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account Receivable have not been performed by the Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

            (s) owed by an Account Debtor which is obligated to the Company and its Subsidiaries respecting Accounts Receivable the aggregate unpaid balance of which exceeds ten percent (10%) of the aggregate unpaid balance of all Accounts owed to the Company and its Subsidiaries at such time by all of the Account Debtors of the Company and its Subsidiaries, but only to the extent of such excess; or

            (t) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

            An Account Receivable of the Company or any Subsidiary which is at any time an Eligible Account Receivable but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be an Eligible Account Receivable unless otherwise agreed by the Required Lenders.

            Eligible Inventory means all Inventory of the Company and its Subsidiaries, valued at the lower of cost (on a first-in, first-out basis) or market, other than Inventory which the Agent, in its reasonable discretion, determines not to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not include any Inventory:

            (a)   that is not owned by the Company or a Subsidiary;

            (b) that is not subject to the Collateral Agent's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever;

            (c)   that does not consist of finished goods or raw materials;

            (d) that consists of work-in-process, samples, prototypes, supplies, packing and shipping materials, labels or sales aids or inventory capitalization, including freight and insurance costs;

            (e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

            (f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the business of the Company and its Subsidiaries, or that is slow moving or stale;

            (g) that is obsolete, no longer sold in the ordinary course of business or returned or repossessed or used goods taken in trade;

            (h)   that is more than a six (6) month forecasted supply;

            (i)   that is located outside the United States of America;

            (j) that is located in a public warehouse or in possession of a bailee or in a facility leased by the Company and its Subsidiaries, if the warehouseman, or the bailee, or the lessor has not delivered to the Agent, if requested by the Agent, a subordination agreement in form and substance satisfactory to the Agent or if a reserve for rents or storage charges has not been established for Inventory at that location;

            (k) that contains or bears any Proprietary Rights licensed to the Company and its Subsidiaries by any Person, if the Agent is not satisfied that the Collateral Agent may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which the Company and its Subsidiaries have not delivered to the Collateral Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;

            (l) that is not reflected in the details of a current perpetual inventory report;

            (m) that consists of raw materials or work-in-process related to paint manufacturing; or

            (n)   that is Inventory placed on consignment.

            If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

            Inventory of the Company or any Subsidiary which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory unless otherwise agreed by the Required Lenders.

            Eligible Machinery and Equipment means all machinery and equipment of the Company and its Subsidiaries valued at market (based upon appraisals in effect on the date hereof, which appraisals shall be updated in a manner acceptable to the Agent no later than August 31, 2002, and annually thereafter), other than machinery and equipment which the Agent, in its reasonable discretion, determines not to be Eligible Machinery and Equipment. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Machinery and Equipment shall not include any machinery and equipment:

            (a)   that is not owned by the Company or a Subsidiary,

            (b) that is not subject to the Collateral Agent's Liens, which are perfected as to such machinery and equipment; or

            (c) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority having regulatory authority over such machinery and equipment.

            Any machinery and equipment of the Company or any Subsidiary which is at any time Eligible Machinery and Equipment but fails to meet any of the foregoing requirements shall cease to be Eligible Machinery and Equipment unless otherwise agreed by the Required Lenders.

            Eligible Real Estate means all real estate of the Company and its Subsidiaries, valued at market (based upon appraisals in effect on the date hereof, which appraisals shall be updated in a manner acceptable to the Agent no later than August 31, 2002, and annually thereafter), other than real estate which the Agent, in its reasonable discretion, determines not to be Eligible Real Estate, it being understood that the Hagerstown Facility shall not be included in Eligible Real Estate. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Real Estate shall not include any real estate:

            (a)   that is not owned by the Company or a Subsidiary;

            (b) that is not subject to the Collateral Agent's Liens, which are perfected as to such real estate;

            (c) that is located in a flood zone and is not covered by flood insurance coverage reasonably acceptable to the Agent; or

            (d) that is subject to title defects, restrictions, Environmental Claims or other liabilities unsatisfactory to the Agent in its sole discretion.

            Any real estate of the Company or any Subsidiary which is at any time Eligible Real Estate but fails to meet any of the foregoing requirements shall cease to be Eligible Real Estate unless otherwise agreed by the Required Lenders.

            Environmental Claims means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

            Environmental Laws means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

            ERISA means the Employee Retirement Income Security Act of 1974 and regulations promulgated thereunder.

            ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
      Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            ERISA Event means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a substantial cessation of operations which is treated as such a withdrawal; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan;
      (e) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

            Event of Default - see Section 8.1.

            Excess Cash Flow means, for any period, 80% of the result of (a) Adjusted Cash Flow for such period, plus (b) any negative Adjusted Working Capital Change for such period, minus (c) any positive Adjusted Working Capital Change for such period.

            Exchange Act means the Securities Exchange Act of 1934 and regulations promulgated thereunder.

            Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

            First Amendment to Security Agreement means a first amendment to security agreement substantially in the form attached as Exhibit D.

            Fixed Charge Coverage Ratio means, as of the last day of any fiscal quarter, the ratio of

            (a) the result, for the period of four consecutive fiscal quarters ending on such day, of (i) Consolidated Net Earnings, plus (ii) to the extent deducted in determining such Consolidated Net Earnings, interest expense (including rent expense with respect to Synthetic Leases), taxes, depreciation and amortization, plus (iii) Restructuring Charges taken during such period, minus (iv) gains from Asset Sales realized during such period, to the extent included in determining Consolidated Net Earnings, plus (v) losses from Asset Sales realized during such period, to the extent deducted in determining Consolidated Net Earnings to

            (b) the sum for such period of (i) scheduled payments of principal with respect to the Shelf Notes and the Senior Notes (each as defined in the Intercreditor Agreement), (ii) interest expense (including rent expense with respect to Synthetic Leases but excluding interest expense with respect to Make-Whole Obligations and new Make-Whole Obligations of principal arising in such period) and (iii) Capital Expenditures;

            each as determined for the Company and its Subsidiaries on a consolidated basis. The amount in each of clauses (a) and (b) shall be calculated for the period ending (x) March 31, 2002 based upon such period and then multiplied by four, (y) June 30, 2002 based upon the period of two consecutive fiscal quarters ending on such date and then multiplied by two and (z) September 30, 2002 based upon the period of three consecutive fiscal quarters ending on such date and then multiplied by one and one-third.

            FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

            Funded Debt means and includes, (i) any obligation payable more than one year from the date of creation thereof which under GAAP is shown on a balance sheet as a liability (including Capitalized Lease Obligations, notes payable to Members and other Subordinated Debt but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation); (ii) indebtedness payable more than one year from the date of creation thereof which is secured by any lien on property owned by the Company or any Subsidiary and (iii) Guarantees (excluding Guarantees of loans made to Members in an amount not exceeding in the aggregate $20,000,000).

            Further Taxes means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.1.

            GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

            Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            Guarantee means, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (other than for collection of deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

            Guarantor means, on any day, each Subsidiary that has executed a counterpart of the Guaranty on or prior to that day (or is required to execute a counterpart of the Guaranty on that day).

            Guaranty means the Guaranty dated April 14, 2000 executed by various Subsidiaries.

            Hagerstown Facility means the distribution center located at 16500 Hunters Green Parkway, Hagerstown, Maryland.

            Hardship Case Payment means the payment to any stockholder that has notified the Company of his termination and requested an accelerated redemption payment of any portion of his stock and/or Subordinated Debt investment pursuant to a hardship case request authorized in the by-laws of the Company. Such redemption payment must be administered by a Responsible Officer and made according to the Company's hardship case guidelines.

            Inactive Subsidiary means any Subsidiary which does not actively conduct business and which has less than $100,000 of assets.

            Indebtedness means, with respect to any Person, without duplication,
      (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, (iii) all indebtedness of others with respect to which such Person has become liable by way of Guarantee and (iv) obligations of such Person with respect to Synthetic Leases.

            Indemnified Liabilities - see Section 10.5.

            Indemnified Person - see Section 10.5.

            Independent Auditor - see subsection 6.1(a).

            Insolvency Proceeding means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

            Intercreditor Agreement means the First Amended and Restated Intercreditor Agreement dated as of April 11, 2002, among the Agent, the Collateral Agent and various other parties, substantially in the form of Exhibit N.

            Interest Coverage Ratio means, as of the last day of any fiscal quarter, the ratio of (a) the sum, for the period of four consecutive fiscal quarters ending on such day, of (i) Consolidated Net Earnings plus
      (ii) to the extent deducted in determining such Consolidated Net Earnings, interest expense (including rent expense with respect to Synthetic Leases), taxes, depreciation and amortization, plus (iii) Restructuring Charges less (iv) gains from Asset Sales, to the extent included in determining Consolidated Net Earnings plus (v) losses from Asset Sales, to the extent deducted in determining Consolidated Net Earnings to (b) interest expense for such period (including rent expense with respect to Synthetic Leases but excluding interest expense with respect to Make-Whole Obligations and new Make-Whole Obligations of principal arising in such period); each as determined for the Company and its Subsidiaries on a consolidated basis. Notwithstanding the foregoing, the amount in each of clauses (a) and (b) shall be calculated for the period ending (x) March 31, 2002 based upon such period and then multiplied by four, (y) June 30, 2002 based upon the period of two consecutive fiscal quarters ending on such date and then multiplied by two and (z) September 30, 2002 based upon the period of three consecutive fiscal quarters ending on such date and then multiplied by one and one-third.

            Interest Payment Date means the last day of each calendar quarter.

            Inventory has the meaning given to it in the UCC.

            Investments means any loan or advance to, or ownership, purchase or acquisition of any security (including stock) or obligations of, or any other interest in, or any capital contribution made to, any Person.

            IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

            Lender - see the Preamble.

            Lending Office means, as to any Lender, the office or offices of such Lender specified as its "Lending Office", on Schedule 10.2, or such other office as such Lender may from time to time notify the Company and the Agent.

            Lien means any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

            Loan means an extension of credit by a Lender to the Company under
      Article II and shall include Committed Loans and Swing Line Loans.

            Loan Documents means this Agreement, any Note, the Guaranty, the Collateral Documents, the Agent's Fee Letter, the Intercreditor Agreement, the Consent and all other documents delivered to the Collateral Agent, the Agent or any Lender in connection herewith.

            Lumber Note means the $19,500,000 promissory note of Builder Marts of America, Inc. payable to the Company.

            Lumber Note Notice means a notice in the form attached as Exhibit P.

            Make-Whole Obligations has the meaning set forth in the Intercreditor Agreement.

            Margin Stock means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

            Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform its obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

            Member means any Person which is a stockholder of the Company or has applied for stock ownership of the Company.

            Minimum Tranche means, in respect of Committed Loans, comprising part of the same Borrowing, $1,000,000 or a higher integral multiple thereof.

            Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Collateral Agent a Lien on real property owned or leased by the Company or any Subsidiary.

            Multiemployer Plan means any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

            Net Debt Proceeds means, as to any issuance of Indebtedness for borrowed money (other than any such Indebtedness incurred to refinance existing Indebtedness, provided that the principal amount of such existing Indebtedness is not increased) by any Person, cash proceeds received by such Person in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person, such costs and expenses not to exceed 5% of the gross proceeds of such issuance.

            Net Disposition Proceeds means, as to any Asset Sale, proceeds in cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (a) the direct costs relating to such disposition, excluding amounts payable to such Person or any Affiliate of such Person, (b) an estimate of cash taxes paid or payable by such Person within nine months of the disposition as a direct result of such Asset Sale and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on purchase money liens on the asset which is the subject of such Asset Sale. Net Disposition Proceeds shall include any insurance proceeds received upon the loss of, damage to, or destruction of property, except to the extent such insurance proceeds are applied to replace, repair, restore or rebuild such property in accordance with
      Section 6.16(ii).

            Note means a Series A Note or a Series B Note, as the context requires.

            Notice of Borrowing means a notice in substantially the form of Exhibit A.

            Obligations means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Lender, the Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising.

            Organizational Documents means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

            Original Agreement - see the Recitals.

            Other Taxes means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

            Overadvance Amount means the following amount during the following periods:

                  Month                               Maximum Overadvance
                  March 2002                          $        64,412,000
                  April 2002                          $        50,442,000
                  May 2002                            $                 0
                  June 2002                           $        28,975,000
                  July 2002                           $        40,204,000
                  August 2002                         $        55,923,000
                  September 2002                      $        63,963,000
                  October 2002                        $        52,486,000
                  November 2002                       $        28,960,000
                  December 2002                       $        39,661,000
                  January 2003                        $       100,723,000

                  February 2003                       $        88,416,000
                  March 2003                          $        69,011,000
                  April 2003                          $        42,056,000
                  May 2003                            $                 0
                  June 2003                           $                 0
                  July 2003                           $                 0
                  August 2003                         $         5,795,000
                  September 2003                      $        20,392,000
                  October 2003                        $         7,782,000
                  November 2003                       $                 0
                  December 2003                       $                 0
                  January 2004                        $        24,316,000
                  February 2004                       $        13,809,000
                  March 2004                          $                 0
                  April 2004                          $                 0
                  May 2004                            $                 0
                  June 2004                           $           539,000

            Paint Business means the manufacturing portion of the business classified as the "Paint Segment" in the Company's form 10-K for the fiscal year ended December 31, 2000.

            Participant - see subsection 10.8(c).

            PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

            Pension Plan means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA with respect to which the Company or any ERISA Affiliate may have any liability.

            Person means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

            Plan means any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

            Pledge Agreement means the Pledge Agreement among the Company, various Subsidiaries of the Company and the Collateral Agent, dated April 14, 2000.

            Pro Rata Share means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitment divided by the combined Commitments of all Lenders (or, after the Commitments have terminated, of (i) the amount of such Lender's Loans plus (without duplication) the participation of such Lender in (or, in the case of the Swing Line Lender, its unparticipated portion of) all Swing Line Loans divided by (ii) the amount of all outstanding Loans).

            Proprietary Rights means all of the Company's and its Subsidiaries' now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on
      Schedule 1.1(b) hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

            Replacement Lender - see Section 3.4.

            Reportable Event means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived by the PBGC.

            Required Lenders means Lenders having Pro Rata Shares of 66-2/3% or more.

            Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

            Reserves means the sum of (a) 100% of the positive result of (i) the total Accounts Receivable set forth in the most recent month-end Accounts Receivable aging report delivered to the Agent minus (ii) the related general ledger Accounts Receivable balance for such month-end plus (b) such other reserves that limit the availability of credit hereunder, consisting of reserves against such availability, Eligible Accounts Receivable or Eligible Inventory, established by the Agent from time to time in the Agent's reasonable credit judgment.

            Responsible Officer means the chief executive officer, chief operating officer, chief financial officer, treasurer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

            Restricted Investments shall mean any Investment prohibited by
      Section 7.11.

            Restricted Payment - see Section 7.12.

            Restructuring Charges means any charges recorded under "Emerging Issues Task Force 94-3: Liability Recognition for Certain Employee Benefits and Other Costs to Exit an Activity (including certain costs incurred in a Restructuring)" issued by the American Institute of Certified Public Accounts; provided that any such charges in excess of $2,000,000 in the aggregate after the date hereof may not be taken by the Company or its Subsidiaries for purposes of covenant calculations and related definitions without the prior written consent of the Required Lenders. Such charges include, but are not limited to, costs related to employee benefits, such as severance and termination benefits, costs associated with the elimination and reduction of product lines, costs to consolidate or relocate facilities, costs for new systems development or acquisition, costs to retrain employees to use newly-deployed systems, costs incurred to reduce excess inventory (defined to be inventory on hand in excess of 180 days' worth of supply), costs incurred to dispose of any remaining inventory on hand at the time of closure of a facility, and losses and asset impairments and disposals of assets.

            Same Day Funds means immediately available funds.

            SEC means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

            Security Agreement means the Security Agreement among the Company, various Subsidiaries and the Collateral Agent dated April 14, 2000.

            Senior Funded Debt means Funded Debt of the Company which is not Subordinated Debt.

            Series A Note means a promissory note executed by the Company in favor of a Lender pursuant to subsection 2.2, in substantially the form of Exhibit H-1.

            Series B Note means a promissory note executed by the Company in favor of a Lender pursuant to subsection 2.2, in substantially the form of Exhibit H-2.

            Short Term Debt means, as of any date of determination with respect to any Person, (i) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person and (ii) Guarantees by such Person of Short Term Debt of Persons other than Members.

            Specified Facilities - see Section 7.2(l).

            Subordinated Debt shall mean any Indebtedness of the Company which contains terms of subordination identical to or, in the reasonable determination of the Agent no less favorable to the Lenders than, the terms of subordination set forth in Exhibit I hereto and, which by virtue of such language and any necessary action of the Board of Directors of the Company, is subordinated to the Obligations.

            Subsidiary means any corporation all of the stock of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

            Substantial Stockholder means (i) any Person owning, beneficially or of record, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, stock of the Company (of any class having ordinary voting power for the election of directors) aggregating five percent (5%) or more of such voting power or (ii) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause
      (i) of this definition.

            Swing Line Lender means BofA in its capacity as swing line lender hereunder, together with any successor thereto in such capacity.

            Swing Line Loan - see Section 2.13.

            Synthetic Lease means (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

            Taxes means any and all present or future taxes, levies, assessments, imposts, duties, deductions, charges or withholdings, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

            Termination Date means the earlier to occur of:

            (a)   June 30, 2004 (the "Scheduled Termination Date"); and

            (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement;

      provided, that the Scheduled Termination Date shall be June 30, 2003, unless on June 30, 2003 (i) the sum of the Commitments (less $30,000,000) plus the result of (w) the aggregate outstanding principal amount of the Shelf Notes (as defined in the Intercreditor Agreement) plus (x) the aggregate outstanding principal amount of the Senior Notes (as defined in the Intercreditor Agreement) plus (y) the Synthetic Maximum Shortfall (as such term is defined in the Intercreditor Agreement) minus (z) the aggregate amount of Make-Whole Obligations is less than $320,000,000 and
      (ii) the result of (x) the aggregate outstanding principal amount of the Shelf Notes, the Senior Notes and the Loans plus (y) the Synthetic Maximum Shortfall minus (z) the aggregate amount of Make-Whole Obligations is less than $270,000,000.

            TIP Notes means the registered subordinated debt securities, as amended from time to time, issued under the Company's investment program and designated "Variable Denomination Redeemable Subordinated Fixed Rate Term Notes."

            Total Outstandings means at any time the principal amount of all outstanding Loans (whether Committed Loans or Swing Line Loans).

            Trademark Security Agreement means the Trademark Security Agreement between the Company and the Collateral Agent dated as of April 14, 2000.

            UCC means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

            Unfunded Pension Liability means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

            United States and U.S. each means the United States of America.

            Unmatured Event of Default means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

            Unusable Amount means the following amounts during the following periods:

         Period                          Minimum Unusable Commitment
         3/1/31-3/31/02                  $              10,000,000
         4/1/02-6/29/02                  $                       0
         6/30/02-7/31/02                 $              60,000,000
         8/1/02-8/31/02                  $              50,000,000
         9/1/02-9/30/02                  $              40,000,000
         10/1/02-10/31/02                $              30,000,000
         11/1/02-12/30/02                $              20,000,000
         12/31/02                        $              70,000,000
         1/1/03-6/29/03                  $                       0
         6/30/03                         $              30,000,000
         7/1/03-7/31/03                  $              20,000,000
         8/1/03-8/31/03                  $              20,000,000
         9/1/03-9/30/03                  $              10,000,000
         10/1/03-11/29/03                $                       0
         11/30/03-12/30/03               $              20,000,000
         12/31/03                        $              60,000,000
         1/1/04-6/30/04                  $                       0

            Unused Commitment Share means, for any Lender at any time, a fraction (a) the numerator of which is the remainder of (i) the Commitment of such Lender minus (ii) the aggregate principal amount of all then outstanding Loans of such Lender (excluding, in the case of the Swing Line Lender, all Swing Line Loans) and (b) the denominator of which is the remainder of (i) the aggregate Commitments of all Lenders, minus (ii) the principal amount of all then outstanding Loans of all Lenders. Solely for purposes of the foregoing,
      (i) Loans to be repaid with the proceeds of Loans proposed to be made shall be deemed not to be outstanding; and (ii) funded participations in Swing Line Loans pursuant to Section 2.16 shall be deemed to constitute Loans (but unfunded participations of the types described above shall not constitute Loans).

      1.2   Other Interpretive Provisions.

            (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (i) The term "including" is not limiting and means "including without limitation."

                  (ii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

            (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

            (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided herein, any reference to any action of the Agent, the Lenders or the Required Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

            (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

      1.3   Accounting Principles.

            (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided that if the Company notifies the Agent that the Company wishes to amend any covenant in Article VII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Company that the Required Lenders wish to amend Article VII for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

            (b) References herein to "fiscal year", "fiscal quarter" and "fiscal month" refer to such fiscal periods of the Company.

                                   ARTICLE II

                                   THE CREDITS

      2.1 Amounts and Terms of Commitments. Each Lender severally agrees, on the terms and conditions set forth herein, to make Committed Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.1 (such amount, as the same may be reduced under Section 2.4 or as a result of one or more assignments under
Section 10.8, such Lender's "Commitment"); provided, however, that the Total Outstandings shall not at any time exceed the lesser of (i) combined Commitments minus the Unusable Amount or (ii) the Borrowing Base; and provided, further, that the aggregate principal amount of all outstanding Loans of any Lender plus such Lender's participation interest in all Swing Line Loans shall not at any time exceed the lesser of (i) such Lender's Commitment minus its Pro Rata Share of the Unusable Amount or (ii) such Lender's Pro Rata Share of the Borrowing Base. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay under Section 2.5 and reborrow under this Section 2.1. All Loans and payments with respect thereto shall be in Dollars.

      2.2 Notes. The Committed Loans made by each Lender shall be evidenced by two Notes payable to such Lender. One such Note (the "Series A Note") shall be in the amount of such Lender's Pro Rata Share of $169,130,000 and the second such Note (the "Series B Note") shall be in Lender's Pro Rata Share of $30,870,000. All Loans shall be made first under the Series B Note until the full amount thereof is outstanding. All payments shall be applied to the Series A Note until it is paid in full. Each such Lender shall endorse on the schedules annexed to its Notes the date, amount and maturity of each Committed Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Notes and each Lender's record shall be rebuttably presumptive evidence; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

      2.3 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing, which notice must be received by the Agent prior to 11:00 a.m. (Chicago time) on the requested Borrowing Date, specifying:

                  (i) the amount of the Borrowing, which shall be in an aggregate amount not less than the Minimum Tranche;

                  (ii) the requested Borrowing Date, which shall be a Business Day; and

                  (iii) the Borrowing Base determined as of the latest of (x) the Friday immediately preceding the date of such Notice of Borrowing for which a Borrowing Base Certificate has been (or was required to be) delivered, (y) the date of the most recent Borrowing Base Certificate delivered to the Agent or (z) such later date selected by the Agent.

            (b) The Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Unused Commitment Share of such Borrowing.

            (c) Each Lender will make the amount of its Unused Commitment Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office on the Borrowing Date requested by the Company in Same Day Funds by noon (Chicago time). The proceeds of all such Committed Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

      2.4   Termination or Reduction of Commitments.

      2.4.1 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000; unless, after giving effect thereto and to any payments or prepayments of Loans made on the effective date thereof, the aggregate principal of all Loans would exceed the amount of the combined Commitments minus the Unusable Amount then in effect.

      2.4.2 Mandatory Reductions of Commitments. Upon any required prepayment under Section 2.5.2(b), (c) or (d), the Commitments shall be reduced by the amount of the required prepayment, even if such reduction is in excess of the outstanding amount of the Loans prior to such required prepayment.

      2.4.3 All Reductions of Commitments. Once reduced in accordance with this
Section 2.4, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Lender according to its Pro Rata Share. All accrued commitment fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

      2.5   Prepayments.

      2.5.1 Optional Prepayments. The Company may, from time to time, upon irrevocable notice to the Agent not later than 11:00 a.m. (Chicago time) on any Business Day, ratably prepay Committed Loans in whole or in part, in minimum amounts of not less than the Minimum Tranche, except that any prepayment pursuant to Section 4 of the Security Agreement shall not be required to be in the amount of the Minimum Tranche or greater. The Company shall deliver a notice of prepayment in accordance with Section 10.2 to be received by the Agent not later than 10:00 a.m. (Chicago time) on the prepayment date. Such notice of prepayment shall specify the date and amount of such prepayment. Such notice shall not thereafter be revocable by the Company. The Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's share of such prepayment (ratably in accordance with each Lender's aggregate principal amount of Committed Loans outstanding). If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

      2.5.2 Mandatory Prepayments. (a) If on any date the Total Outstandings exceed the aggregate amount of the Commitments minus the Unusable Amount, the Company shall immediately prepay Loans in an amount equal to such excess.

            (b) Upon receipt of Net Disposition Proceeds or Net Debt Proceeds, the Company shall prepay the Loans by an amount equal to the amount payable to the Lenders under the Intercreditor Agreement.

            (c) Within 90 days after each fiscal year (beginning with the fiscal year ending on or about December 31, 2002), the Company shall prepay the Loans by an amount equal to the portion of Excess Cash Flow payable to the Lenders under the Intercreditor Agreement.

            (d) Within one Business Day after receipt, the Company shall prepay the Loans by an amount equal to the portion of proceeds of the Lumber Note payable to the Lenders under the Intercreditor Agreement. The Company agrees that at any time the Agent may give notice, pursuant to the Lumber Note Notice, to the payor on the Lumber Note to make payments directly to the Collateral Agent.

            (e) The Company shall immediately prepay the Loans by an amount equal to the excess of the principal amount of the outstanding Loans over the Borrowing Base.

      2.6   Repayment. The Company shall repay all Loans on the Termination
Date.

      2.7 Interest. (a) Beginning February 28, 2002, each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the sum of the Base Rate as in effect from time to time plus 3.25%.

            (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. During the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Required Lenders.

            (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and, to the extent permitted by applicable law, on any other amount payable hereunder or under any other Loan Document, at a rate per annum equal to the Base Rate plus 6.25%. All such interest shall be payable on demand.

            (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

      2.8   Fees.

            (a) Certain Fees. The Company shall pay certain fees to the Agent and the Arranger for their own respective accounts at the times and in the amounts required by the letter agreement (the "Agent's Fee Letter") among the Company, the Agent and the Arranger dated January 4, 2002.

            (b) Commitment Fees. The Company shall pay to the Agent for the account of each Lender a commitment fee in such Lender's Pro Rata Share of the unused amount of the combined Commitments, as calculated by the Agent on a quarterly basis in arrears on each Interest Payment Date and on the Termination Date, at 0.75% per annum. Such commitment fees shall accrue from the Effective Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the Termination Date. The commitment fees shall accrue at all times after February 28, 2002, including at any time during which one or more conditions in Article IV are not met. For purposes of calculating commitment fees, Swing Line Loans shall not be deemed to constitute usage of the Commitments.

            (c) Supplemental Funding Fees. The Company shall pay to the Agent for the account of each Lender a quarterly supplemental funding fee equal to 0.4375% of the daily average of the unpaid principal amount of such Lender's Loans for each quarter. Such supplemental funding fees shall accrue from February 28, 2002 to the Termination Date and shall be due and payable quarterly in arrears on each Interest Payment Date; provided that the first such supplemental funding fee shall accrue from February 28, 2002 through the Closing Date and shall be payable on the Closing Date.

            (d) Annual Fee. On each anniversary of the date of this Agreement until the Obligations shall have been paid in full and the Agreement terminated, the Company shall pay each Lender a fee of 0.50% of such Lender's Commitment on such date; provided that if the Scheduled Termination Date is less than 12 months after any such anniversary date, such annual fee shall be prorated for the period from such anniversary date through the Scheduled Termination Date.

            2.9 Computation of Fees and Interest. (a) All computations of interest when the Base Rate is determined by BofA's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which such interest or such fees are computed from the first day thereof to the last day thereof.

            (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate.

      2.10 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Lenders at the Agent's Payment Office or the Collateral Agent pursuant to the Intercreditor Agreement, if applicable, and shall be made in Dollars. Such payments shall be made in Same Day Funds and no later than 11:00 a.m. (Chicago time) on the date specified herein. The Agent will promptly (a) distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of any payment received by the Agent in like funds as received or (b) make such payment to the Collateral Agent to the extent such payment is required to be paid to the Collateral Agent pursuant to the Intercreditor Agreement. Any payment received by the Agent later than the time specified above shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

            (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in Same Day Funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

      2.11 Payments by the Lenders to the Agent. (a) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of a Borrowing that such Lender will not make available as and when required hereunder to the Agent for the account of the Company the amount of such Lender's Pro Rata Share of such Borrowing, the Agent may assume that such Lender has made such amount available to the Agent in Same Day Funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in Same Day Funds and the Agent in such circumstances has made available to the Company such amount, such Lender shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Committed Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Borrowing.

            (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

      2.12 Sharing of Payments, Etc. (a) Whenever any payment received by the Agent to be distributed to the Lenders is insufficient to pay in full the amounts then due and payable to the Lenders, such payment shall be distributed to the Lenders (and for purposes of this Agreement shall be deemed to have been applied by the Lenders, notwithstanding the fact that any Lender may have made a different application in its books and records) in the following order: first, to the payment of the principal amount of the Loans which is then due and payable, ratably among the Lenders (including the Swing Line Lender) in accordance with the aggregate amount of such Obligations owed to each Lender; second, to the payment of interest then due and payable on the Loans ratably among the Lenders (including the Swing Line Lender) in accordance with the aggregate amount of interest owed to each Lender; third, to the payment of the fees payable under subsection 2.8, ratably among the Lenders in accordance with their respective Pro Rata Shares; and fourth, to the payment of any other amount payable under this Agreement, ratably among the Lenders in accordance with the aggregate amount owed to each Lender.

            (b) If, other than as expressly provided elsewhere herein, any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of principal of or interest on any Loan or any other amount payable hereunder, in excess of the share of payments and other recoveries such Lender would have received if such payment or other recovery had been distributed pursuant to the provisions of subsection 2.12(a), such Lender shall immediately
(i) notify the Agent of such fact and (ii) purchase from the other Lenders such participations in the Loans made by (or other Obligations owed to) them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery pro rata with each of them in accordance with the order of payments set forth in subsection 2.12(a); provided that if all or any portion of such excess payment or other recovery is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (A) the amount of such paying Lender's required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

      2.13 Swing Line Commitment. Subject to the terms and conditions of this Agreement, the Swing Line Lender agrees to make loans to the Company on a revolving basis (each such loan, a "Swing Line Loan") from time to time on any Business Day during the period from the Closing Date to the Termination Date in an aggregate principal amount at any one time outstanding not to exceed $30,000,000; provided, however, that, after giving effect to any proposed Swing Line Loan, the Total Outstandings shall not exceed the lesser of (i) the combined Commitments minus the Unusable Amount and (ii) the Borrowing Base.

      2.14 Borrowing Procedures for Swing Line Loans. The Company shall provide a Notice of Borrowing or telephonic notice (followed by a confirming Notice of Borrowing) to the Agent and the Swing Line Lender of each proposed borrowing pursuant to Section 2.13 not later than 12:00 noon (Chicago time) on the proposed Borrowing Date. Each such notice shall be effective upon receipt by the Agent and the Swing Line Lender and shall specify the date and the principal amount of borrowing. Unless the Swing Line Lender has received written notice prior to 11:00 a.m. (Chicago time) on the proposed Borrowing Date from the Agent or any Lender that one or more of the conditions precedent set forth in Article IV with respect to such borrowing is not then satisfied, the Swing Line Lender shall pay over the requested principal amount to the Company on the requested Borrowing Date in Same Day Funds. Each Swing Line Loan shall be made on a Business Day and shall be in the amount of at least $500,000 and an integral multiple of $100,000. The Swing Line Lender will promptly notify the Agent of the making and amount of each Swing Line Loan.

      2.15 Prepayment or Refunding of Swing Line Loans. (a) The Company may, at any time and from time to time, prepay any Swing Line Loan in whole or in part, in an amount of at least $500,000 and an integral multiple of $100,000. The Company shall deliver a notice of prepayment to the Agent and the Swing Line Lender not later than 11:00 a.m. (Chicago time) on the Business Day of such prepayment, specifying the date and amount of such prepayment. If such notice is given by the Company, the payment amount specified in such notice shall be due and payable on the date specified therein. The Company shall pay in full all outstanding Swing Line Loans no later than 11:00 a.m. (Chicago time) on Friday of each week.

            (b) The Swing Line Lender will on Friday of each week and may, at any other time in its sole and absolute discretion, on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to act on its behalf), request each Lender to make a Committed Loan in an amount equal to such Lender's Unused Commitment Share of the principal amount of the Swing Line Loans outstanding on the date such notice is given. Unless any of the events described in subsection 8.1(g), (h), (i) or
(j) shall have occurred (in which event the procedures of Section 2.16 shall apply), and regardless of whether the conditions precedent set forth in this Agreement to the making of a Committed Loan are then satisfied or the aggregate amount of such Committed Loans is not in the minimum or integral amount otherwise required hereunder, each Lender shall make the proceeds of its Committed Loan available to the Agent for the account of the Swing Line Lender at the Agent's Payment Office prior to 12:00 noon (Chicago time) in Same Day Funds on the Business Day next succeeding the date such notice is given. The proceeds of such Committed Loans shall be immediately applied to repay the outstanding Swing Line Loans.

      2.16 Participations in Swing Line Loans. (a) If an event described in subsection 8.1(g), (h), (i) or (j) occurs (or for any reason the Lenders may not make Committed Loans pursuant to Section 2.15), each Lender will, upon notice from the Agent, purchase from the Swing Line Lender (and the Swing Line Lender will sell to each Lender) an undivided participation interest in all outstanding Swing Line Loans in an amount equal to such Lender's Unused Commitment Share of the outstanding principal amount of the Swing Line Loans (and each Lender will immediately transfer to the Agent, for the account of the Swing Line Lender, in immediately available funds, the amount of its participation).

            (b) Whenever, at any time after the Swing Line Lender has received payment for any Lender's participation interest in the Swing Line Loans pursuant to subsection 2.16(a), the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to the Agent for the account of such Lender its participation interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Agent for the account of the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

      2.17 Participation Obligations Unconditional. (a) Each Lender's obligation to make Committed Loans pursuant to Section 2.15 and/or to purchase participation interests in Swing Line Loans pursuant to Section 2.16 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default; (c) any adverse change in the condition (financial or otherwise) of the Company or any other Person; (d) any breach of this Agreement or any other Loan Document by the Company or any other Lender;
(e) any inability of the Company to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which any Loan is to be refunded or any participation interest therein is to be purchased; or (f) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (a) Notwithstanding the provisions of subsection 2.17(a), no Lender shall be required to make any Committed Loan to the Company to refund a Swing Line Loan pursuant to Section 2.15 or to purchase a participation interest in a Swing Line Loan pursuant to Section 2.16 if, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender received written notice from any Lender specifying that such Lender believes in good faith that one or more of the conditions precedent to the making of such Swing Line Loan were not satisfied and, in fact, such conditions precedent were not satisfied at the time of the making of such Swing Line Loan; provided that the obligation of such Lender to make such Committed Loan and to purchase such participation interest shall be reinstated upon the earlier to occur of (i) the date on which such Lender notifies the Swing Line Lender that its prior notice has been withdrawn and (ii) the date on which all conditions precedent to the making of such Swing Line Loan have been satisfied (or waived by the Required Lenders or all Lenders, as applicable).

      2.18 Conditions to Swing Line Loans. Notwithstanding any other provision of this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan if an Event of Default or Unmatured Event of Default exists or would result therefrom.

                                   ARTICLE III

                    TAXES AND YIELD PROTECTION AND ILLEGALITY

      3.1 Taxes. (a) Any and all payments by the Company to each Lender and each Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

            (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                  (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                  (ii)  the Company shall make such deductions and withholdings;

                  (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                  (iv) the Company shall also pay to the Agent for the account of any applicable Lender or the Agent, at the time interest is paid, all additional amounts which such Lender or the Agent specifies as necessary to preserve the after-tax yield such Lender or Agent would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

            (c) The Company agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes, Other Taxes and Further Taxes in the amount that such

Lender or the Agent specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Company receives written demand therefor from such Lender or the Agent.

            (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Lender and the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Agent.

            (e) If the Company is required to pay any amount to any Lender or the Agent pursuant to subsection (b) or (c) of this Section, then such Lender or the Agent shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office or other relevant office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the good faith judgment of such Lender or the Agent is not otherwise disadvantageous to such Lender or the Agent.

      3.2   Increased Costs and Reduction of Return.

            (a)   If after the date hereof any Lender shall have determined that
(i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the Agent, the Company shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

            (b) Notwithstanding the foregoing Section 3.2(a) if any Lender fails to notify the Company of any event which will entitle such Lender to compensation pursuant to this Section 3.2 within 180 days after such Lender obtains knowledge of such event, then such Lender shall not be entitled to any compensation from the Company for any such increased cost or reduction of return arising prior to the date which is 180 days before the date on which such Lender notifies the Company of such event.

      3.3 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

      3.4 Substitution of Lenders. Upon the receipt by the Company from any Lender (an "Affected Lender") of a claim for compensation under Section 3.1 or
3.2 (which claim results from circumstances applicable to such Lender and not Lenders generally) the Company may: (i) request the Affected Lender to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment (a "Replacement Lender"); (ii) request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment; or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (i) or (iii) shall be subject to the prior written consent of the Agent and the Swing Line Lender (which consents shall not be unreasonably withheld).

      3.5   Survival. The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations and the termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      4.1 Conditions to Effectiveness. This Agreement shall become effective, all loans outstanding under the Original Agreement shall be deemed to be Loans made hereunder, and all accrued interest and fees payable under the Original Agreement shall be payable hereunder, on the date on which the Agent has received the following (the "Effective Date"):

            (a) Agreement. This Agreement executed by the Company and the Lenders.

            (b)   Resolutions; Incumbency; Certificate of Incorporation; Bylaws.

                  (i) Copies of the resolutions of the board of directors of the Company and each Guarantor authorizing the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of the Company or such Guarantor;

                  (ii) a certificate of the Secretary or Assistant Secretary of the Company and each Guarantor certifying the names and true signatures of the officers of the Company and each Guarantor authorized to execute and deliver this Agreement, the Intercreditor Agreement and all other Loan Documents to be delivered by it hereunder; and

                  (iii) copies of the certificate of incorporation and by-laws (or other Organizational Documents) of the Company and each Guarantor, certified by the Secretary or an Assistant Secretary of the Company or such Guarantor.

            (c) Good Standing. A copy of a good standing certificate as of a recent date for the Company and each Guarantor from the Secretary of State (or similar, applicable Governmental Authority) of its respective state of incorporation.

            (d) Legal Opinion. An opinion of counsel to the Company and the Guarantors in form and substance reasonably acceptable to the Agent.

            (e)   Payment of Fees.

                  (i) Evidence of payment by the Company of all accrued and unpaid fees, costs and reasonable expenses to the extent then due and payable on the Effective Date, together with Attorney Costs of the Agent to the extent invoiced prior to or on the Effective Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent), including any such costs, fees and reasonable expenses arising under or referenced in Sections 2.8 and 10.4; and

                  (ii) Evidence of payment by the Company of an up-front fee for the account of each Lender in an amount set forth in a separate agreement between the Company and the Lenders.

            (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                  (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                  (ii) no Event of Default or Unmatured Event of Default exists or would result from the execution and delivery of this Agreement and the other Loan Documents; and

                  (iii) since December 31, 2000, no event or circumstance has occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect, except as set forth on Schedule 4.1(f).

            (g)   Consent. The Consent, signed by each Guarantor.

            (h) First Amendment to Security Agreement. The First Amendment to Security Agreement signed by the Company and each Guarantor.

            (i) Intercreditor Agreement. The Intercreditor Agreement, signed by the parties thereto and consented to by the Company and the Guarantors.

            (j) Amendment of Certain Agreements. Evidence, satisfactory to the Agent, that each of the "Operative Documents" as defined in the Synthetic Lease Guaranty, the Shelf Agreement and each Senior Note Agreement (each as defined in the Intercreditor Agreement) has been amended to conform in all material respects with the representations, warranties, covenants and defaults contained in this Agreement.

            (k) Fleet Blocked Account Agreement. A blocked account agreement with Fleet National Bank satisfactory to the Administrative Agent.

            (l) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Lender may reasonably request.

      4.2 Other Condition to Effectiveness; Prepayment of Loans under Original Agreement. All proceeds received by the Collateral Agent from the prepayment of the indebtedness under the Original Agreement shall have been applied as set forth under the Intercreditor Agreement.

      4.3 Conditions to All Credit Extensions. The obligation of each Lender to make any Credit Extension to be made by it is subject to the satisfaction of the following conditions precedent on the date of such Credit Extension:

            (a) Notice. The Agent (and, in the case of a Swing Line Loan, the Swing Line Lender) shall have received a Notice of Borrowing.

            (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date).

            (c) No Existing Default. No Event of Default or Unmatured Event of Default shall exist or shall result from such Credit Extension (after giving effect to this Agreement and the amendments referred to in Section 4.1(j)).

Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company that, as of the date of such notice or request and as of the date of the applicable Credit Extension, the conditions in this Section 4.3 are satisfied.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to the Agent and each Lender as follows:

      5.1 Organization; Subsidiary Preferred Stock. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is formed, and the Company has and each Subsidiary has the power to own its respective property and to carry on its respective business as now being conducted. No Subsidiary has outstanding any shares of stock of a class which has priority over any other class as to dividends or in liquidation.

      5.2 Financial Statements. The audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 2000 and the unaudited consolidated financial statements of the Company and its Subsidiaries as at September 30, 2001, copies of each of which have been delivered to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

      5.3 Actions Pending. Except as specified on Schedule 5.3, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which could be reasonably expected to result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement.

      5.4 Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by Section 7.3. There exists no default under the provisions of any instrument (as defined in the UCC) or agreement evidencing Debt of the Company or any of its Subsidiaries in an amount greater than $250,000 or of any agreement relating thereto (it being understood that the representation and warranty in this sentence is made after giving effect to the effectiveness of this Agreement and the amendments referred to in subsection 4.1(j)).

      5.5 Title to Properties. The Company has and each of its Subsidiaries has good and marketable title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in Section 5.2 (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 7.2. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect. Attached as Schedule 5.5 is a list of all real estate owned or leased by the Company and its Subsidiaries.

      5.6 Taxes. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes (i) as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP or (ii) the non-payment of which (a) could not be reasonably expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole and (b) does not result in the creation of any Lien other than Liens permitted by Section 7.2.

      5.7 Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. None of the execution and delivery of this Agreement or any other Loan Document, the making of the Loans or the fulfillment of or compliance with the terms and provisions hereof and of the other Loan Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the

Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type that the Obligations constitute except as set forth in the agreements listed in Schedule 5.7 attached hereto (as such Schedule 5.7 may have been modified from time to time by written supplements thereto delivered by the Company and accepted in writing by the Required Lenders).

      5.8 Use of Proceeds. None of the proceeds of any Loan will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation U of the FRB (herein called "margin stock") or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Loans to violate Regulation T, Regulation U or any other regulation of the FRB or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

      5.9 ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the making of Loans will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.

      5.10 Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the making of the Loans is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Date with the SEC and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the making of the Loans, or the fulfillment of or compliance with the terms and provisions of the Loan Documents.

      5.11 Environmental Compliance. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all applicable foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to so comply could not reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement.

      5.12 Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to the Agent or any Lender by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made.

      5.13 Priority of Obligations. The Obligations constitute "Superior Indebtedness" as such term is defined in the Company's Promissory (subordinated) Notes, the form of which is attached hereto as Exhibit I, and the Subordinated Debt is subordinated to the Obligations.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

      6.1 Financial Statements. The Company shall deliver to the Agent, in form and detail reasonably satisfactory to the Agent and the Required Lenders, with sufficient copies for each Lender:

            (a) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of PriceWaterhouseCoopers LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report (x) shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (y) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

            (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to the absence of footnotes and ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries; and

            (c) as soon as available, but not later than 30 days after the end of each fiscal month (or 60 days after the end of December of each year), a copy of the financial report delivered to the Board of Directors of the Company (or, if no such report is delivered to the Board of Directors of the Company for any month, a copy of a substantially similar financial report for such month), including unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such month, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to the absence of footnotes and ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries.

      6.2 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Lender:

            (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a) for the year ended December 31, 2002 and each year thereafter, to the extent not prohibited by applicable accounting guidelines, a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default or Unmatured Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a), (b) and (c), a Compliance Certificate executed by a Responsible Officer, together with calculations necessary to demonstrate compliance with Sections 7.1, 7.12, 7.14, 7.15, 7.16 and 7.17;

            (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

            (d) within 90 days after the end of each fiscal year, a calculation in reasonable detail of Excess Cash Flow for such fiscal year, substantially in the form of Exhibit Q;

            (e) within three Business Days after the end of each week (or more frequently at the request of the Agent), a detail of the Borrowing Base Certificate;

            (f) within three Business Days after the 15th and last day of each month, an Accounts Receivable aging report as of such day;

            (g) no later than 45 days after the end of each fiscal quarter, a 12-month forecast (to include forecasted consolidated balance sheets, income statements and cash flow statements) for the Company and its Subsidiaries in fiscal quarter periods;

            (h) concurrently with the execution of any amendment to the Synthetic Lease Guaranty, the Senior Note Agreements or the Shelf Note Agreement (each as defined in the Intercreditor Agreement), a copy of such executed amendment;

            (i) as soon as available, but not later than 15 days after delivery of the financial report described in Section 6.1(c), and at the Company's expense, a report from Zolfo Cooper (or another consultant acceptable to the Agent and the Required Lenders) on the performance of the Company as set forth in such financial report against the Business Plan;

            (j) simultaneously with the delivery thereof under the Senior Note Agreements (as defined in the Intercreditor Agreement), copies of all information and notices required to be given by the Company pursuant to paragraph 5A thereof (or any successor provision thereto) or any other notice, report or other written information delivered to any noteholder under the Senior Note Agreements; and

            (k) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Lender, may from time to time request.

      6.3 Notices. The Company shall promptly notify the Agent promptly after a Responsible Officer obtains knowledge of:

            (a) the occurrence of any Event of Default or Unmatured Event of Default;

            (b) any of the following matters that has resulted or may reasonably be expected to result in a Material Adverse Effect: (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary including pursuant to any applicable Environmental Law;

            (c) the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after a Responsible Officer obtains knowledge of such event; provided that the Company shall notify the Agent and each Lender not less than 10 days before the occurrence of any event described in clause (ii) below), and deliver to the Agent a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                  (i)   an ERISA Event;

                  (ii) a contribution failure with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

                  (iii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                  (iv) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                  (v)   the adoption of any amendment to a Plan subject to
      Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

            (d) any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries.

      Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or any other Loan Document that have been breached or violated.

      6.4 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to:

            (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

            (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except
(i) in connection with transactions permitted by Section 7.6 and sales of assets permitted by Section 7.5 and (ii) to the extent the non-preservation or non-maintenance thereof could not reasonably be expected to have a Material Adverse Effect;

            (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

            (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

      Notwithstanding the provisions of this Section 6.4, the Company may dissolve or liquidate any Inactive Subsidiary or any Canadian Subsidiary.

      6.5 Maintenance of Property. The Company shall, and shall cause each Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

      6.6 Insurance. The Company shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as customarily maintained by the Company in accordance with its practices, policies and procedures prior to the Closing Date. Together with each delivery of financial statements under subsection 6.1(a), the Company will, upon the request of the Agent, deliver a certificate of a Responsible Officer specifying the details of such insurance in effect.

      6.7 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable all their respective obligations and liabilities, including:

            (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

            (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

            (c) all Debt, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Debt.

      6.8 Compliance with Laws. The Company shall, and shall cause each Subsidiary to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

      6.9 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

      6.10 Inspection of Property and Books and Records. The Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall, and shall cause each Subsidiary to, permit representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the reasonable expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that when an Event of Default exists the Agent or any Lender may do any of the foregoing at the reasonable expense of the Company at any time during normal business hours without advance notice.

      6.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all material Environmental Laws.

      6.12 Use of Proceeds. The Company shall use the proceeds of the Loans for working capital and other general corporate purposes not in contravention of any applicable Requirement of Law or of any Loan Document.

      6.13 Covenant to Secure Obligations Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 7.2 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 10.1), it will make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

      6.14 Cooperative Status. The Company covenants that it will at all times maintain its status as a cooperative for purposes of Subchapter T of the Code; provided, however, in the event that the Code or other applicable law is modified after the date hereof and as a result of such modification the Company is unable to satisfy its obligations under this Section, then the Required Lenders and the Company shall agree, or in good faith negotiate to agree, to amend the covenants contained in this Agreement so that the application of such covenants (following such modification of the Code or other applicable law and the effect thereof on the Company) will be substantially the same as prior thereto.

      6.15 Further Assurances. The Company shall (a) cause all Subsidiaries to guarantee the obligations of the Company hereunder pursuant to the Guaranty (and in furtherance of the foregoing, immediately upon the creation or acquisition of any Subsidiary, cause such Subsidiary to execute and deliver a counterpart of the Guaranty, together with such other documents, including resolutions and opinions of counsel, as the Agent or any Lender may reasonably request), provided that (i) none of TruServ Specialty Company, LLC nor any Foreign Subsidiary shall have an obligation to execute a counterpart of the Guaranty and
(ii) neither of Advocate Services, Inc. nor Servistar Paint Company shall have an obligation to execute a counterpart of the Guaranty prior to the date which is 180 days following the Closing Date; and (b) take, and cause each of Guarantors to take, such actions as are necessary or as the Agent or the Required Lenders may reasonably request from time to time (including the execution and delivery of security agreements, pledge agreements, financing statements, mortgages, deeds of trust and other documents, the filing or recording of any of the foregoing, the delivery of stock certificates and other collateral with respect to which perfection is obtained solely by possession, the notation of the Collateral Agent's Liens on certificates of title for vehicles and the delivery of opinions of counsel) to ensure that the obligations of the Company and each Guarantor hereunder and under the Guaranty, as applicable, are secured by perfected security interests in substantially all of the personal property of each such entity, and provided further that neither the Company nor any Guarantor shall be required to pledge more than 65% of the stock of any Foreign Subsidiary.

      6.16 Insurance and Condemnation Proceeds. The Company shall promptly notify the Agent of any loss, damage, or destruction to any of the Collateral (as defined in the applicable Collateral Document), whether or not covered by insurance. Subject to the Intercreditor Agreement, the Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

                  (i) With respect to insurance and condemnation proceeds relating to Collateral other than real estate, machinery and equipment, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations.

                  (ii) With respect to insurance and condemnation proceeds relating to Collateral consisting of real estate, machinery and equipment, the Agent shall permit or require the Company to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant real estate, machinery and equipment in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction so long as (1) no Event of Default or Unmatured Event of Default has occurred and is continuing, (2) the aggregate proceeds with respect to any such loss do not exceed $1,000,000 and (3) the Company demonstrates to the reasonable satisfaction of the Agent that the funds available to it will be sufficient to complete such project. In all other circumstances, the Agent shall apply such insurance and condemnation proceeds, ratably, to the reduction of the Obligations.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

      7.1 Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than the applicable ratio set forth below:

      Fiscal quarter ending on or about                   Ratio
      ---------------------------------                   -----
      March 31, 2002                                    0.80 to 1
      June 30, 2002                                     0.90 to 1
      September 30, 2002                                0.90 to 1
      December 31, 2002                                 0.70 to 1
      March 31, 2003                                    0.70 to 1
      June 30, 2003                                     0.70 to 1
      September 30, 2003                                0.60 to 1
      December 31, 2003                                 0.75 to 1
      March 31, 2004                                    0.70 to 1
      June 30, 2004                                     0.65 to 1

The provisions of this Section shall be subject to change, upon the sale of the Paint Business (if sold prior to June 30, 2003) or other asset sales not presently disclosed to the Lenders, upon the mutual agreement of the Company and the Required Lenders.

      7.2 Lien Restrictions. The Company will not and will not permit any Subsidiary to create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Obligations in accordance with the provisions of Section 6.13), except:

            (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and with respect to which the Company or the applicable Subsidiary maintains adequate reserves,

            (b) Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit,

            (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary,

            (d)   Liens in existence on the Closing Date and described on
Schedule 7.2(d),

            (e) Liens in respect of capital leases entered into in connection with, or any Lien arising in connection with, the acquisition of property, after the date hereof and attaching only to the property being acquired, if the Indebtedness secured thereby does not exceed 100% of the lesser of (i) the fair market value of the property acquired at the time of acquisition thereof and
(ii) the total purchase price of the property so acquired,

            (f) other Liens (including Liens arising under capital leases), in addition to the Liens permitted by clauses (a) through (e) above and clauses (g) through (m) below, securing Indebtedness of the Company or any Subsidiary (other than Indebtedness that constitutes Subordinated Debt); provided, however, that
(i) such Indebtedness is permitted by the provisions of Section 7.3 and (ii) the aggregate outstanding principal amount of all such Indebtedness (other than Indebtedness listed on Schedule 7.2(f)) does not at any time exceed $25,000,000,

            (g)   Liens in favor of the Collateral Agent,

            (h) any interest or title of a lessor in property subject to any lease other than (i) except as permitted by clauses (e) and (f) above, a capital lease, (ii) a lease entered into as part of a sale and leaseback transaction or
(iii) except as permitted by clause (d) above, a Synthetic Lease,

            (i) any interest of a lessee or a sublessee in property owned or leased by the Company or any Subsidiary,

            (j) any escrow, holdback or similar arrangement in connection with any sale, lease, transfer or other disposition of any asset not prohibited hereunder (including any sale of the Paint Business),

            (k) Liens in favor of Bank of America on cash collateral securing obligations of the Company or any Subsidiary under letters of credit issued by, or with respect to cash management services provided by, Bank of America,

            (l) Liens in respect of mortgages on properties listed on Schedule 7.2(l) (the "Specified Facilities"), and

            (m) Liens in favor of Fleet National Bank on cash collateral securing obligations of the Company or any Subsidiary with respect to cash management services provided by Fleet National Bank.

      7.3 Debt Restrictions. The Company will not and will not permit any Subsidiary to create, incur, assume or suffer to exist any Debt, except:

            (a)   Senior Funded Debt,

            (b)   Subordinated Debt,

            (c)   Debt under the Guaranty, and

            (d)   Short Term Debt of the Company.

      7.4 Sale of Assets. The Company will not and will not permit any Subsidiary to sell, lease or transfer or otherwise dispose of any assets of the Company or any Subsidiary other than in the ordinary course of business; provided that the Company and its Subsidiaries may sell, lease, transfer or otherwise dispose of assets (a) to the extent that such sale, lease, transfer or disposition relates to a Designated Permitted Asset Sale, (b) in connection with the sale and leaseback of distribution centers owned by the Company or any Subsidiary, (c) in connection with the dissolution of any Subsidiary permitted by Section 6.4 and (d) outside the ordinary course of business so long as (i) the aggregate amount of all assets sold, leased, transferred or otherwise disposed of outside the ordinary course of business for the 36 months preceding such proposed sale when added together, without duplication, with (x) any shares of stock or Debt of any Subsidiary sold or otherwise disposed of, or with respect to which the Company or any Subsidiary has parted control of, except to the Company or another Subsidiary, during such period and (y) any assets then proposed to be sold outside of the ordinary course of business do not constitute more than 10% of the consolidated total assets of the Company as of the end of the most recent fiscal quarter for which the Company has delivered financial statements pursuant to Section 6.1 and (ii) any such sale of assets is not in excess of $2,500,000 per such sale; and provided, further, that in the case of clauses (a) through (d) above, all such assets have been sold, leased, transferred or otherwise disposed of for fair market value and the Net Disposition Proceeds from such sales shall be paid to the Collateral Agent for distribution in accordance with the Intercreditor Agreement or Section 2.5.2.

      7.5 Merger. The Company will not and will not permit any Subsidiary to merge or consolidate with any other Person, except that Subsidiaries may be merged or consolidated with or into the Company or any other Subsidiary.

      7.6 Restrictions on Transactions with Affiliates and Stockholders. The Company will not and will not permit any Subsidiary to directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property (other than shares of stock of the Company) to, or otherwise deal with
(i) any Affiliate or Substantial Stockholder, or (ii) any corporation in which an Affiliate, Substantial Stockholder or the Company (either directly or through

Subsidiaries) owns 5% or more of the outstanding voting stock, except that (a) any such Affiliate or Substantial Stockholder may be a director, officer or employee of the Company or any Subsidiary and may be paid reasonable compensation in connection therewith, (b) the Company and its Subsidiaries may perform or engage in any of the foregoing in the ordinary course of business upon terms no less favorable to the Company or such Subsidiary (as the case may be) than if no such relationship described in clauses (i) and (ii) above existed and (c) the Company may sell to or purchase from any such Person shares of the Company's stock subject to the provisions of Section 7.11.

      7.7 Issuance of Stock by Subsidiaries. The Company will not permit any Subsidiary to (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) issue, sell or otherwise dispose of any shares of any class of its stock (other than directors' qualifying shares) except to the Company or another Subsidiary.

      7.8 Compliance with ERISA. The Company will not and will not permit any Subsidiary to (i) engage in any transaction in connection with which the Company or any Subsidiary could be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of operations within the meaning of section 4062(e) of ERISA), which could result in any liability of the Company or any Subsidiary to the PBGC, to a trust established pursuant to section 4041(c)(3)(B)(ii) or (iii) or 4042(i) of ERISA, or to a trustee appointed under section 4042(b) or (c) of ERISA, (ii) incur any liability to the PBGC on account of a termination of a Plan under section 4064 of ERISA, (iii) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Company or any Subsidiary is required to pay as contributions thereto, or (iv) permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan), if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

      7.9 No Change in Subordination Terms, etc. The Company will not and will not permit any Subsidiary to amend, alter or otherwise change any provision of any of the subordinated promissory notes now or hereafter issued by the Company or take any other action (or refrain from taking an action) which would have the effect of eliminating or altering in any way the effect of the subordination language appearing in such subordinated promissory notes or the rights of the Agent and the Lenders arising as a result thereof.

      7.10 Nature of Business. The Company will not and will not permit any Subsidiary to engage in the business of underwriting risks for insurance purposes, or in any other aspect of insurance related business other than in the ordinary course of business in accordance with its practices as of the Closing Date; or purchase and sell real estate (other than on an agency basis) for purposes other than those relating directly to its principal business except for
(i) purchases and sales of store locations in the ordinary course of business which in the aggregate for the Company and its Subsidiaries taken as a whole do not exceed $10,000,000 during any rolling consecutive five year period and (ii) sales of the Specified Facilities.

      7.11 Restricted Investments. The Company will not and will not permit any Subsidiary to make or permit a Subsidiary to make any Investment except the Company and any Subsidiary may:

            (a) make or permit to remain outstanding loans or advances to any Subsidiary other than an Inactive Subsidiary,

            (b) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary,

            (c) own, purchase or acquire prime commercial paper, banker's acceptances and certificates of deposit in United States and Canadian commercial banks (having combined capital and surplus of not less than U.S. $100,000,000) and repurchase agreements with respect to the foregoing, in each case due within one year from the date of purchase and payable in the United States in United States dollars, obligations of the government of the United States or any agency thereof, and obligations guaranteed by the government of the United States,

            (d) make or permit to remain outstanding travel and other similar advances to officers and employees in the ordinary course of business,

            (e) permit to remain outstanding Investments existing on the Closing Date and described on Schedule 7.11,

            (f) maintain deposit accounts with Bank of America containing cash collateral permitted to be held under Section 7.2(k),

            (g) maintain deposit accounts with Fleet National Bank containing cash collateral permitted to be held under Section 7.2(m),

            (h) maintain other deposit accounts with financial institutions in the ordinary course of business; provided that the amount maintained in deposit accounts with financial institutions other than the Lenders shall not exceed (x) in the case of any one such account, $200,000 for more than three consecutive Business Days; and (y) in the case of all such accounts in the aggregate, $600,000 for more than two consecutive Business Days,

            (i)   to the extent applicable, make Investments permitted under
Section 7.12 below, and

            (j) enter into escrow, seller note, holdback or similar arrangements in connection with any sale, lease, transfer or other disposition of any asset not prohibited hereunder (including any sale of the Paint Business).

Notwithstanding the foregoing, the Company will not permit the aggregate amount of Investments in TruServ Specialty Company, LLC to exceed $1,500,000 at any time.

      7.12 Restricted Payments. (a) The Company will not and will not permit any Subsidiary to pay or declare cash dividends or cash patronage dividends or redeem, purchase or otherwise acquire, or make any redemptions, purchase, or other acquisition of any of its stock or apply miscellaneous deductions in lieu of patronage dividends, or make or permit any Subsidiary to make any Restricted Investment (each a "Restricted Payment") except that the Company or any Subsidiary may pay cash patronage source dividends in an amount not to exceed 20% (or such greater percentage as required under the Code) of all patronage source income; provided that if Adjusted EBITDA for the fiscal year most recently ended is at least equal to the amount set forth on Schedule 7.12 for such fiscal year, the Company may pay cash patronage source dividends in an amount not to exceed 30% of the patronage source income attributable to patronage source income other than income resulting from gains on Asset Sales plus 20% of the patronage source income resulting from gains on Asset Sales; provided, however, that none of the foregoing dividends based on Adjusted EBITDA may be paid unless the Company demonstrates on a pro forma basis that it has sufficient liquidity to meet its obligations for the six months following any such proposed payment.

            (b) The Company may not redeem or purchase any shares of stock except for Hardship Case Payments in an amount not to exceed $2,000,000 in the aggregate in any fiscal year.

      7.13 Use of Proceeds. The Company will not, and will not permit any Subsidiary to, use any portion of the proceeds of any Credit Extension, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

      7.14 Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than the applicable ratios set forth below:

            Fiscal quarter ending on or about                  Ratio
            ---------------------------------                  -----
            March 31, 2002                                   1.20 to 1
            June 30, 2002                                    1.50 to 1
            September 30, 2002                               1.70 to 1
            December 31, 2002                                1.70 to 1
            March 31, 2003                                   1.70 to 1
            June 30, 2003                                    1.75 to 1
            September 30, 2003                               1.65 to 1
            December 31, 2003                                1.70 to 1
            March 31, 2004                                   1.65 to 1
            June 30, 2004                                    1.50 to 1

The provisions of this Section shall be subject to change, upon the sale of the Paint Business (if sold prior to June 30, 2003) or other asset sales not presently disclosed to the Lenders, upon the mutual agreement of the Company and the Required Lenders.

      7.15 Minimum Sales. The Company will not permit consolidated gross sales for the Company and its Subsidiaries to be less than the following amounts for the following fiscal periods.

            Fiscal period ending on or about                Amount
            --------------------------------                ------
            March 31, 2002                               $ 460,000,000
            April 30, 2002                               $ 625,000,000
            May 31, 2002                                 $ 805,000,000
            June 30, 2002                                $ 990,000,000
            July 31, 2002                               $1,200,000,000
            August 31, 2002                             $1,340,000,000
            September 30, 2002                          $1,520,000,000
            October 31, 2002                            $1,670,000,000
            November 30, 2002                           $1,815,000,000
            December 31, 2002                           $1,975,000,000
            January 31, 2003                            $1,965,000,000
            February 28, 2003                           $1,955,000,000
            March 31, 2003                              $1,945,000,000
            April 30, 2003                              $1,930,000,000
            May 31, 2003                                $1,920,000,000
            June 30, 2003                               $1,910,000,000
            July 31, 2003                               $1,900,000,000
            August 31, 2003                             $1,890,000,000
            September 30, 2003                          $1,875,000,000
            October 31, 2003                            $1,870,000,000
            November 30, 2003                           $1,865,000,000
            December 31, 2003                           $1,860,000,000
            January 31, 2004                            $1,850,000,000
            February 29, 2004                           $1,840,000,000
            March 31, 2004                              $1,830,000,000
            April 30, 2004                              $1,820,000,000
            May 31, 2004                                $1,805,000,000
            June 30, 2004                               $1,795,000,000

The minimum consolidated gross sales for each fiscal month of 2002, beginning with March 2002, shall be calculated on a cumulative basis from January 1, 2002. The minimum consolidated gross sales for each fiscal month beginning after fiscal year 2002 shall be calculated on a prior rolling 12-month basis.

The provisions of this Section shall be subject to change, upon the sale of the Paint Business (if sold prior to June 30, 2003) or other asset sales not presently disclosed to the Lenders, upon the mutual agreement of the Company and the Required Lenders.

      7.16 Capital Expenditures. The Company will not permit Capital Expenditures to be greater than the following amounts in the following fiscal periods of the Company:

            First day of applicable fiscal year through fiscal         Cumulative Amount
            quarter ending on or about
            March 31, 2002                                                    $6,400,000
            June 30, 2002                                                    $11,200,000
            September 30, 2002                                               $13,600,000
            December 31, 2002                                                $16,000,000
            March 31, 2003                                                    $6,400,000
            June 30, 2003                                                    $11,200,000
            September 30, 2003                                               $13,600,000
            December 31, 2003                                                $16,000,000
            March 31, 2004                                                    $6,400,000
            June 30, 2004                                                    $11,200,000

The provisions of this Section shall be subject to change, upon the sale of the Paint Business (if sold prior to June 30, 2003) or other asset sales not presently disclosed to the Lenders, upon the mutual agreement of the Company and the Required Lenders.

      7.17 Minimum Adjusted EBITDA. The Company will not permit Adjusted EBITDA to be less than the following amounts in the following fiscal periods:

            Fiscal period ending on or about                    Amount
            --------------------------------                    ------
            March 31, 2002                                   $ 20,000,000
            April 30, 2002                                   $ 25,000,000
            May 31, 2002                                     $ 35,000,000
            June 30, 2002                                    $ 50,000,000
            July 31, 2002                                    $ 60,000,000
            August 31, 2002                                  $ 65,000,000
            September 30, 2002                               $ 80,000,000
            October 31, 2002                                 $ 90,000,000
            November 30, 2002                                $ 95,000,000
            December 31, 2002                                $100,000,000
            January 31, 2003                                 $100,000,000
            February 28, 2003                                $100,000,000
            March 31, 2003                                   $100,000,000
            April 30, 2003                                   $ 95,000,000
            May 31, 2003                                     $ 95,000,000
            June 30, 2003                                    $ 95,000,000
            July 31, 2003                                    $ 90,000,000
            August 31, 2003                                  $ 90,000,000
            September 30, 2003                               $ 80,000,000
            October 31, 2003                                 $ 80,000,000
            November 30, 2003                                $ 80,000,000
            December 31, 2003                                $ 80,000,000
            January 31, 2004                                 $ 75,000,000

            February 29, 2004                                $ 75,000,000
            March 31, 2004                                   $ 70,000,000
            April 30, 2004                                   $ 70,000,000
            May 31, 2004                                     $ 65,000,000
            June 30, 2004                                    $ 60,000,000

The minimum Adjusted EBITDA for each fiscal month of 2002, beginning with March 2002, shall be calculated on a cumulative basis from January 1, 2002. The minimum Adjusted EBITDA for each fiscal month beginning after fiscal year 2002 shall be calculated on a prior rolling 12-month basis. The provisions of this Section shall be subject to change, upon the sale of the Paint Business (if sold prior to June 30, 2003) or other asset sales not presently disclosed to the Lenders, upon the mutual agreement of the Company and the Required Lenders.

      7.18 Inactive Subsidiaries. The Company will not at any time permit its Inactive Subsidiaries, taken as a whole, to have more than $200,000 of assets (based on fair market value) or to generate more than $5,000 of revenues in any fiscal quarter.

      7.19 Amendments to Financing Agreements; Prepayment of Certain Indebtedness. The Company will not, and will not permit any Subsidiary to, amend, modify, supplement or restate any Financing Agreement (as defined in the Intercreditor Agreement). The Company will not, and will not permit any Subsidiary to, (a) amend, alter or otherwise change any provision of any of the notes or other instruments evidencing any Subordinated Debt now or hereafter issued by the Company or take any other action (or refrain from taking any action) which would have the effect of eliminating or altering in any way the effect of the subordination language appearing in such notes or other instruments or any agreement relating thereto or the rights of the holders of such notes or instruments arising as a result thereof, except to the extent of Hardship Case Payments, (b) make any optional or voluntary prepayment, in whole or in part, of any Subordinated Debt or (c) make any optional or voluntary prepayment, in whole or in part, of any Benefited Obligations, other than (i) optional or voluntary prepayments, in whole or in part, of the Loans and (ii) optional or voluntary prepayments, in whole or in part, of the Shelf Obligations, the Synthetic Lease Obligations and the Senior Note Obligations (each as defined in the Intercreditor Agreement) pursuant to the terms of the Shelf Agreement, the Operative Documents or the Senior Note Agreements, as applicable (each as defined in the Intercreditor Agreement). All such optional and voluntary prepayments described in clause (c) above shall be made in accordance with the terms of the Intercreditor Agreement and, in the absence thereof, in conformance with all of the other terms hereof.

      7.20 Subordinated Notes. The Company will discontinue the Variable Denomination Subordinated Floating Rate Demand Notes program on or before July 31, 2002, and no new TIP Notes will be issued after the date hereof without the approval of the Agent.

      7.21 Chief Executive Officer. Any appointment by the Company of a chief executive officer will be subject to the consent of the Required Lenders.

      7.22 Sale of Hagerstown Facility. The Hagerstown Facility shall not be sold unless (a) the requisite Synthetic Lease Lenders (as defined in the Intercreditor Agreement) approve such sale in writing and (b) the Net Disposition Proceeds of such sale are applied to reduce the balance of the Synthetic Lease Obligations (as defined in the Intercreditor Agreement) to the extent permitted by the Intercreditor Agreement.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

      8.1 Event of Default. Any of the following events which occur and are continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) shall constitute an "Event of Default":

            (a) The Company defaults in the payment of any principal of any Loan when the same shall become due.

            (b) The Company defaults in the payment of any interest, fee or other amount payable hereunder or under any other Loan Document for more than three (3) Business Days after the date due.

            (c) The Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $5,000,000.

            (d) Any representation or warranty made by the Company or any Subsidiary herein or in any other Loan Document or by the Company or any Subsidiary or any of their respective officers in any writing furnished in connection with or pursuant to this Agreement or any other Loan Document shall be false in any material respect on the date as of which made.

            (e) The Company fails to perform or observe any agreement contained in Article VII.

            (f) The Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 15 days after any Responsible Officer obtains actual knowledge of such failure.

            (g) The Company or any Subsidiary (other than an Inactive Subsidiary or a Canadian Subsidiary) makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due.

            (h) Any decree or order for relief in respect of the Company or any Subsidiary (other than an Inactive Subsidiary or a Canadian Subsidiary) is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called a "Bankruptcy Law"), of any jurisdiction.

            (i) The Company or any Subsidiary (other than an Inactive Subsidiary or a Canadian Subsidiary) petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or such Subsidiary, or of any substantial part of the assets of the Company or such Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or such Subsidiary under the Bankruptcy Law of any other jurisdiction.

            (j) Any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary (other than an Inactive Subsidiary or a Canadian Subsidiary) and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days.

            (k) Any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days.

            (l) Any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days.

            (m) A final judgment in an amount in excess of $5,000,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged.

            (n) An Event of Default exists under and as defined in the Intercreditor Agreement.

            (o) The Guaranty shall cease to be in full force and effect with respect to any Guarantor (other than as a result of a transaction permitted hereunder), any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Guaranty, or any Guarantor (or any Person by, through or on behalf of such Guarantor) shall contest in any manner the validity, binding nature or enforceability of the Guaranty with respect to such Guarantor.

            (p) Any Collateral Document shall cease to be in full force and effect with respect to the Company or any Guarantor (other than as a result of a transaction permitted hereunder), the Company or any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of any Collateral Document to which such entity is a party, or the Company or any Guarantor (or any Person by, through or on behalf of the Company or such Guarantor) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

            (q) The Company fails retain on the Board of Directors of the Company (i) at least two outside directors prior to May 31, 2002, (ii) at least four such directors prior to September 1, 2002 and (iii) at least five such directors prior to November 1, 2002 in accordance with the internal policy of the Company designated the "Corporate Governance Policy".

            (r) The Company shall pay any principal amount of Subordinated Debt (other than, so long as no Event of Default exists or would result therefrom and the Company has met or exceeded its Minimum Adjusted EBITDA covenant set forth in Section 7.17 as of the most recent period for which such covenant is applicable, (i) payments of principal of the Company's variable denomination floating rate subordinated notes in an aggregate amount not greater than $2,800,000 after the date hereof and (ii) payments of principal of other Subordinated Debt in an aggregate amount not greater than (x) $24,000,000 for the period from January 1, 2002 to December 31, 2002 and (y) $14,000,000 for the period from January 1, 2003 to December 31, 2003).

            (s) The Intercreditor Agreement shall cease to be in full force and effect.

      8.2 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Required Lenders, do any or all of the following:

            (a) declare the Commitment of each Lender to make Committed Loans and the obligation of the Swing Line Lender to make Swing Line Loans to be terminated, whereupon such Commitments and obligations shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

            (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(g), (h), (i) or (j) of Section 8.1, the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable.

      8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising. The Company, the Agent and the Lenders shall retain all rights arising under federal law.

                                   ARTICLE IX

                                   THE AGENT

      9.1 Appointment and Authorization; "Agent". (a) Each Lender hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

            (b) The Swing Line Lender shall have all of the benefits and immunities (i) provided to the Agent in this Article IX with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made or proposed to be made by it as fully as if the term "Agent", as used in this Article IX, included the Swing Line Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Swing Line Lender.

      9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         9.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         9.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if expressly required hereunder, all Lenders) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

             (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

         9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

         9.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         9.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         9.8 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent and the Swing Line Lender hereunder, in each case without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA and any Affiliate thereof shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though BofA were not the Agent or the Swing Line Lender.

         9.9 Successor Agent. The Agent may, and at the request of the Required Lenders shall, resign as Agent upon 30 days' notice to the Lenders and the Company. If the Agent resigns under this Agreement, the Required Lenders (with, if no Event of Default and Unmatured Event of Default then exists, the consent of the Company, not to be unreasonably withheld) shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Required Lenders unless BofA or any Affiliate of BofA shall also simultaneously be replaced as "Swing Line Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA and, if applicable, such Affiliate.

         9.10 Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                  (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                  (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Each such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

             (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

             (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

             (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

             (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                                   ARTICLE X

                                  MISCELLANEOUS

         10.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Company and acknowledged by the Agent, do any of the following:

             (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2);

             (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

             (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) below) reduce any fees or other amounts payable hereunder or under any other Loan Document;

             (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Obligations which is required for the Lenders or any of them to take any action hereunder;

             (e) amend this Section, the definition of "Required Lenders",
Section 2.8 or any provision herein providing for consent or other action by all Lenders;

             (f) release any Guarantor under the Guaranty, except pursuant to
Section 10.21; or

             (g) release all or any Substantial Portion of the Collateral and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement or any other Loan Document, and
(iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto. As used herein, "Substantial Portion" means, at any time, any Collateral consisting of assets which generated 10% or more of the consolidated revenues of the Company and its Subsidiaries in the prior fiscal year.

         10.2 Notices. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.2; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

             (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, certified mail, return receipt requested; except that notices pursuant to
Article II or IX to the Agent or the Swing Line Lender shall not be effective until actually received by the Agent, as the case may be.

             (c) Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Lenders shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

         10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         10.4 Costs and Expenses. The Company shall:

             (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Agent and the Swing Line Lender within five Business Days after demand (subject to subsection 4.1(e)) for all reasonable costs and expenses incurred by the Agent and the Swing Line Lender in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including (i) reasonable Attorney Costs incurred by the Agent and the Swing Line Lender with respect thereto and (ii) the reasonable fees and charges of any financial advisor retained by the Agent or by counsel to the Agent (but without duplication of fees and charges of any financial advisor retained by the Collateral Agent or its counsel); and

             (b) pay or reimburse the Agent and each Lender within five Business Days after demand (subject to subsection 4.1(e)) for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans and other Obligations (including in connection with any "workout" or restructuring regarding the Loans and other Obligations, and including in any Insolvency Proceeding or appellate proceeding); provided that the Company shall not be obligated to pay or reimburse the Agent or any Lender in respect of any suit or proceeding in which the Company is adverse to the Agent or such Lender and final nonappealable judgment is rendered by a court of competent jurisdiction in favor of the Company on all counts.

         10.5 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Obligations and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations and the termination of this Agreement.

         10.6 Payments Set Aside. To the extent that the Company makes a payment to the Agent or any Lender, or the Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver, or any other party, in connection with any Insolvency Proceeding or otherwise, then
(a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent or any Lender.

         10.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

         10.8 Assignments, Participations, etc. (a) Any Lender may, with the written consent of the Swing Line Lender and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Persons (provided that no written consent of the Swing

Line Lender or the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 (or, if less, all of such Lender's remaining rights and obligations hereunder); provided, however, that (x) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, (i) the Company would be obligated to pay any greater amount under Article III to the Assignee than the Company is then obligated to pay to the assigning Lender under such Article (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts) and (ii) the Assignee has not presented evidence reasonably satisfactory to the Agent and the Company that the Assignee is exempt from withholding taxes and (y) the Company, the Swing Line Lender and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit G ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $5,000.

             (b) From and after the date that the Agent notifies the assignor Lender that it has received and provided its consent (and received the consent of the Swing Line Lender) with respect to an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

             (c) Any Lender may at any time sell to one or more Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of such Lender and the other interests of such Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company, the Agent and the Swing Line Lender shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 10.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1,
3.2 and 10.5 as though it were also a Lender hereunder (provided that no Participant shall receive any greater amount pursuant to Article III than would have been paid to the participating Lender if no participation had been sold), and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Notwithstanding any other provision of this Section, sales of participations required under the Intercreditor Agreement shall be permitted.

             (d) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         10.9 Confidentiality. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent or any Lender or any of their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates. Each Lender shall, to the extent permitted by applicable law, use reasonable efforts to give the Company timely notice of any event described in clause (B) or (C) of the preceding sentence which may require disclosure of confidential information so that the Company will have an opportunity to seek a protective order.

         10.10 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, or the Obligations have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

         10.11 Automatic Debits of Fees. With respect to any non-use fee, arrangement fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, the Swing Line Lender or BofA under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

         10.12 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Agent in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         10.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall be deemed to constitute but one and the same instrument.

         10.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such instrument or agreement.

         10.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Agent, the Agent-Related Persons and the Indemnified Persons, and their respective permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other Loan Document.

         10.16 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

             (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS

AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE COMPANY, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

         10.17 Waiver of Jury Trial. THE COMPANY, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON OR INDEMNIFIED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         10.18 Judgment. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Agent hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in the Judgment Currency, the Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Agent in such currency, the Agent agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).

         10.19 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         10.20 Amendment and Restatement. This Agreement amends and restates the Original Agreement in its entirety and, after the Effective Date the Original Agreement shall be of no further force or effect (except for any provision thereof which by its terms survives termination thereof).

         10.21 Collateral Matters. The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, (i) to release any Lien on any property granted to or held by the Collateral Agent under any Collateral Document (x) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Company hereunder; (y) which is sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or (z) if approved, authorized or ratified in writing by the Required Lenders; (ii) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Collateral Document to the holder of any Lien on such property which is permitted by Section 7.2 hereof; and (iii) to release any Guarantor from its obligations under the Guaranty if such entity ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent' s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.21.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                         TRUSERV CORPORATION


                                         By      /s/ BARBARA L. WAGNER
                                                --------------------------
                                         Title:  Vice President
                                                --------------------------

                                         BANK OF AMERICA, N.A., as Agent


                                         By:   /s/  RONALD PRINCE
                                                --------------------------
                                         Title:    Senior Vice President
                                                --------------------------



                                         BANK OF AMERICA, N.A., as a Lender


                                         By:   /s/  RONALD PRINCE
                                                --------------------------
                                         Title:    Senior Vice President
                                                --------------------------

                                         BANK OF MONTREAL, as a Lender


                                         By:  /s/  HEATHER L. TURF
                                                --------------------------
                                         Title:    Director
                                                --------------------------

                                         BANK ONE, NA (Main Office Chicago), as
                                         a Lender


                                         By:   /s/ RICHARD BABCOCK
                                                --------------------------
                                         Title:  First Vice President
                                                --------------------------

                                         PNC BANK, NATIONAL ASSOCIATION, as
                                         a Lender


                                         By:  /s/ J. WILLIAM BREHM
                                                --------------------------
                                         Title:  Vice President
                                                --------------------------

                                         WACHOVIA BANK, N.A., as a Lender


                                         By: /s/  JAMES BARWIS
                                                --------------------------
                                         Title:  Director
                                                --------------------------

                                         THE NORTHERN TRUST COMPANY, as a
                                         Lender


                                         By: /s/  OLGA GEORGIEV
                                                --------------------------
                                         Title:  Vice President
                                                --------------------------

                                         ABN AMRO BANK N.V., as a Lender


                                         By:  /s/  WILLIAM J. TERESKY, JR.
                                                --------------------------
                                         Title:   Group Vice President
                                                --------------------------



                                         By:  /s/  NEIL J. BIVONA
                                                --------------------------
                                         Title:  Group Vice President
                                                --------------------------

                                         NATIONAL CONSUMER COOPERATIVE BANK,
                                         as a Lender


                                         By:  /s/  MARK W. HILTZ
                                                --------------------------
                                         Title:  Managing Director
                                                --------------------------

                                         UMB BANK, N.A.


                                         By:  /s/ TERRY DIERKS
                                                --------------------------
                                         Title:   Senior Vice President
                                                --------------------------

                                    EXHIBIT A

                                     FORM OF
                               NOTICE OF BORROWING


Date:______


To: Bank of America, N.A., as Agent under the Second Amended and Restated Credit Agreement dated as of April 11, 2002 (as renewed, amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among TruServ Corporation, various financial institutions and Bank of America, N.A., as Agent.

Ladies and Gentlemen:

         The undersigned, TruServ Corporation (the "Company"), refers to the Credit Agreement (terms defined therein being used herein as therein defined) and hereby gives you notice irrevocably, pursuant to Section [2.3/2.14] of the Credit Agreement, of the [Borrowing of Committed Loans/Swing Line Loans] specified below:

                  (a) The Business Day of the proposed [Borrowing/Swing Line Loans] is __________, ____ .

                  (b) The aggregate amount of the proposed [Borrowing/Swing Line Loans] is $___________.

         The Company certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [Borrowing/Swing Line Loans], before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct as of such date);

                  (b) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from such proposed [Borrowing/Swing Line Loans]; and

                  (c) the proposed [Borrowing/Swing Line Loans] will not cause the Total Outstandings to exceed the combined Commitments of all Lenders.


                                         TRUSERV CORPORATION


                                         By:
                                                --------------------------
                                         Title:
                                                --------------------------

                                    EXHIBIT C
                                 FORM OF CONSENT


                                     CONSENT



         Each of the undersigned hereby consents to the Second Amended and Restated Credit Agreement dated as of April 11, 2002 (as renewed, amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among TruServ Corporation, various financial institutions and Bank of America, N.A., as Agent. All capitalized terms used in this Consent will have the respective meanings set forth in the Credit Agreement unless otherwise defined or the context otherwise requires.

         Each of the undersigned agrees that all Loan Documents delivered by it pursuant to the Existing Credit Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Consent this 11th day of April, 2002.

                                         TRUSERV CORPORATION


                                         By:
                                             ----------------------------------
                                         Name Printed:
                                                       ------------------------
                                         Title:
                                                -------------------------------


                                         TRUSERV ACCEPTANCE COMPANY


                                         By:
                                             ----------------------------------
                                         Name Printed:
                                                       ------------------------
                                         Title:
                                                -------------------------------


                                         TRUSERV LOGISTICS COMPANY


                                         By:
                                             ----------------------------------
                                         Name Printed:
                                                       ------------------------
                                         Title:
                                                -------------------------------

                                         GENERAL PAINT & MANUFACTURING COMPANY


                                         By:
                                             ----------------------------------
                                         Name Printed:
                                                       ------------------------
                                         Title:
                                                -------------------------------


                                         MARY GREEN, LLC


                                         By:
                                             ----------------------------------
                                         Name Printed:
                                                       ------------------------
                                         Title:
                                                -------------------------------


                                         TRUE VALUE.COM CORPORATION


                                         By:
                                             ----------------------------------
                                         Name Printed:
                                                       ------------------------
                                         Title:
                                                -------------------------------

                                    EXHIBIT E
                         FORM OF COMPLIANCE CERTIFICATE


To:      Bank of America, N.A., as Agent,
         and the Lenders which are parties
         to the Credit Agreement referred to below


         Reference is made to the Second Amended and Restated Credit Agreement dated as of April 11, 2002 (as renewed, amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among TruServ Corporation (the "Company"), various financial institutions and Bank of America, N.A., as Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

1. Report. Enclosed herewith is a copy of the [annual audit/quarterly] report of the Company as at ____________, ____ (the "Computation Date"), which report fairly presents the consolidated financial position of the Company and its Subsidiaries, as of the Computation Date.

2. Financial Tests. The Company hereby certifies and warrants to you that the attached is a true and correct computation as at the Computation Date of the ratios and/or financial restrictions contained in the Credit Agreement.

3. Defaults. The Company hereby further certifies and warrants to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its duly authorized officer this _________________ day of _____________, ____.

                                         TRUSERV CORPORATION


                                         By:
                                             ----------------------------------
                                         Title:
                                                -------------------------------

                               FINANCIAL COVENANTS

                         For Period Ended ______________



I.       Fixed Charge Coverage Ratio
         (Section 7.1)

        1.        Consolidated Net Earnings for the period of four                          $________________________
                  consecutive fiscal quarters ending __________
        2.        Interest expense (including rent expense with respect to Synthetic        $________________________
                  Leases), taxes, depreciation and amortization (to the extent deducted in determining Consolidated Net Earnings for such period)
        3.        Restructuring Charges to the extent taken in such period                  $________________________
        4.        Gains from Asset Sales realized during such period (to the extent         $________________________
                  included in determining Consolidated Net Earnings for such period)
        5.        Losses from Asset Sales realized during such period (to the extent        $________________________
                  deducted in determining Consolidated Net Earnings for such period)
        6.        Line I-1 plus Line I-2 plus Line I-3 minus Line I-4 plus Line I-5(1)      $________________________
        7.        Scheduled payments of principal with respect to the Senior Notes and      $________________________
                  Shelf Notes during such period
        8.        Interest expense during such period (including rent expense with          $________________________
                  respect to Synthetic Leases but excluding interest with respect to
                  Make-Whole Obligations and new Make-Whole obligations of principal arising in such period)
        9.        Capital expenditures during such period                                   $________________________
        10.       Line I-7 plus Line I-8 plus Line I-9(1)                                   $________________________
        11.       Ratio of Line I-6 to Line I-10                                             ________________________
        12.       Applicable Ratio(2)                                                        ________________________


---------
(1) To be calculated for the period ending (x) March 31, 2002 based upon such period and then multiplied by four, (y) June 30, 2002 based upon the period of two consecutive fiscal quarters ending on such date and then multiplied by two and (z) September 30, 2002 based upon the period of three consecutive fiscal quarters ending on such date and then multiplied by one and one-third.

(2) This calculation is subject to change, upon the sale of the Paint Business (if sold prior to June 30, 2003) or other asset sales not presently disclosed to the Lenders, upon the mutual agreement of the Company and the Required Lenders.

II.      Interest Coverage Ratio (Section 7.14)(3)

        1.        Line I-6 from Section I                                                       $________________________
        2.        Interest Expense for such period (including rent expense with respect         $________________________
                  to Synthetic Leases but excluding interest expense with
                  respect to Make-Whole Obligations and Make-Whole Obligations of principal arising in such period)4
        3.        Ratio of Line II-1 to Line II-2                                                        _______________
        4.        Applicable Ratio                                                                       _______________


III.     Sales (Section 7.15)(4)

        1.        Sales for the period of four consecutive fiscal quarters ending __________    $________________________
        2.        Minimum Sales required                                                        $________________________

IV.      Capital Expenditures (Section 7.16)4

        1.         Capital Expenditures made in current fiscal year                             $________________________

        2.         Maximum Capital Expenditures permitted                                       $________________________

V.       Adjusted EBITDA (Section 7.17)4

        1.         Adjusted EBITDA for fiscal period ending _____________                       $________________________

        2.         Minimum Adjusted EBITDA required                                             $________________________


-----------
(3) To be calculated for the period ending (x) March 31, 2002 based upon such period and then multiplied by four, (y) June 30, 2002 based upon the period of two consecutive fiscal quarters ending on such date and then multiplied by two and (z) September 30, 2002 based upon the period of three consecutive fiscal quarters ending on such date and then multiplied by one and one-third.

(4) This calculation is subject to change, upon the sale of the Paint Business (if sold prior to June 30, 2003) or other asset sales not presently disclosed to the Lenders, upon the mutual agreement of the Company and the Required Lenders.

                                   EXHIBIT F



                                 April 11, 2002


To Each Addressee
   Listed on Schedule I hereto

                  Re:    TruServ Corporation

Ladies and Gentlemen:

                  We have acted as special counsel to TruServ Corporation, a Delaware corporation (the "COMPANY"), and each subsidiary of the Company listed on Schedule II hereto (the "SUBSIDIARY OPINION PARTIES", and together with the Company, the "OPINION PARTIES"), in connection with the preparation, execution and delivery of the Second Amended and Restated Credit Agreement, dated as of April 11, 2002 (the "CREDIT AGREEMENT"), among the Company, the financial institutions from time to time party thereto (the "LENDERS") and Bank of America, N.A., as agent for the Lenders (in such capacity, the "AGENT"), and certain other agreements, instruments and documents related to the Credit Agreement. This opinion is being delivered pursuant to Section 4.1(d) of the Credit Agreement.

                  In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials, including the facts and conclusions set forth therein.

                  In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

                  (a) the Credit Agreement;

                  (b) each of the promissory notes listed on Schedule III hereto (collectively, the "NOTES");

Each Addressee Listed on
      Schedule I hereto
April 11, 2002
Page 2


                  (c) the First Amendment, dated as of April 11, 2002, by the Company, each of the Subsidiary Opinion Parties and certain other Subsidiaries of the Company named therein (collectively, the "DEBTORS"), in favor of Bank of America, N.A. (the "COLLATERAL AGENT"), as Collateral Agent (the "SECURITY AGREEMENT AMENDMENT"), which amends the Security Agreement, dated as of April 14, 2000, by and among the Debtors and the Collateral Agent;

                  (d) the First Amended and Restated Intercreditor Agreement, dated as of April 11, 2002, by and among the Agent, the Lenders, The Prudential Insurance Company of America ("PRUDENTIAL") and certain of its affiliates, the Company, each of the Subsidiary Opinion Parties, the holders of certain notes issued by the Company named therein, Wilmington Trust Company, in its individual capacity and as owner trustee (the "OWNER TRUSTEE"), BMO Global Capital Solutions, Inc., a Delaware corporation formerly known as BMO Leasing (U.S.), Inc. ("BMO GLOBAL"), Bank of Montreal, a Canadian banking organization ("BMO"), in its capacity as administrative agent, and the Collateral Agent (the "AMENDED AND RESTATED INTERCREDITOR AGREEMENT");

                  (e) the certificate of Barbara L. Wagner, Vice President & Treasurer of each of the Opinion Parties, dated the date hereof, a copy of which is attached as Exhibit A hereto (the "COMPANY'S CERTIFICATE"); and

                  (f) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

                  We express no opinion as to the laws of any jurisdiction other than (i) the Applicable Laws of the State of Illinois and (ii) the Applicable Laws of the United States of America.

                  Capitalized terms used herein and not otherwise defined herein shall have the same meanings as ascribed thereto in the Credit Agreement. The Credit Agreement, the Notes, the Security Agreement Amendment and the Amended and Restated Intercreditor Agreement shall hereinafter be referred to collectively as the "Transaction Agreements." "Applicable Laws" shall mean those laws, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Agreements, without our having made any special

Each Addressee Listed on
      Schedule I hereto
April 11, 2002
Page 3


investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to the Applicable Laws of the State of Illinois or the Applicable Laws of the United States of America.

                  Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                  1. Each of the Transaction Agreements constitutes the valid and binding obligation of each Opinion Party party thereto enforceable against each such Opinion Party in accordance with its terms under the Applicable Laws of the State of Illinois.

                  2. Neither the execution, delivery or performance by each Opinion Party of the Transaction Agreements to which it is a party nor the compliance by each such Opinion Party with the terms and provisions thereof will contravene any provision of any Applicable Law of the State of Illinois or any Applicable Law of the United States of America.

                  3. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of any of the Transaction Agreements by any Opinion Party party thereto or the enforceability of any of the Transaction Agreements against any Opinion Party party thereto.

                  Our opinions are subject to the following assumptions and qualifications:

                  (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

                  (b) we have assumed that each of the Transaction Agreements (other than the Amended and Restated Intercreditor Agreement) constitutes the valid and binding obligation of each party to such Transaction Agreement (other than the Opinion Parties) enforceable against such other party in accordance with its terms;

Each Addressee Listed on
      Schedule I hereto
April 11, 2002
Page 4


                  (c) we have assumed that the Amended and Restated Intercreditor Agreement constitutes the valid and binding obligation of each Benefited Party (as defined in the Amended and Restated Intercreditor Agreement) signatory to the Amended and Restated Intercreditor Agreement enforceable against such Benefited Party in accordance with its terms;

                  (d) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (other than the Opinion Parties to the extent expressly set forth herein) to the Transaction Agreements with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of any such party (other than the Opinion Parties to the extent expressly set forth herein);

                  (e) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Agreements which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

                  (f) we express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Transaction Agreements or any transactions contemplated thereby;

                  (g) we express no opinion as to the applicability or effect of any preference or similar law on the Transaction Agreements or any transaction contemplated thereby;

                  (h) we express no opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent it provides for interest on interest;

                  (i) we express no opinion on the enforceability of any provision in any Transaction Agreement purporting to prohibit, restrict or condition the assignment of such Transaction Agreement to the extent such restriction on assignability is governed by sections 9-406 through 9-409 of the Uniform Commercial Code;

                  (j) our opinion with respect to the enforceability of the choice of Illinois law and choice of Illinois forum provisions of the Transaction Agreements is rendered in reliance upon Section 735 ILCS 105/5-5 (the "ACT") and is subject to the qualifica-

Each Addressee Listed on
      Schedule I hereto
April 11, 2002
Page 5


tions that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of Illinois, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought;

                  (k) with respect to any portion of the Transaction Agreements subject to the Uniform Commercial Code, we express no opinion with respect to the enforceability of any provision that purports to select a governing law in conflict with mandatory choice of law rules set forth in the Uniform Commercial Code;

                  (l) we express no opinion as to the enforceability of any provision of any Transaction Agreement to the extent that (a) it provides that provisions of the Transaction Agreements may only be waived in writing, (b) any recovery of attorneys' fees is not limited to reasonable attorneys' fees or (c) it purports to waive any objection a person may have that a suit, action or proceeding has been brought in an inconvenient forum;

                  (m) we express no opinion with respect to any provision of the Credit Agreement to the extent it authorizes or permits any purchaser of a participation interest to set-off or apply any deposit, property or indebtedness with respect to any participation interest

                  (n) we express no opinion as to whether the consent of 100% of each of the parties to that certain Intercreditor Agreement (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "ORIGINAL INTERCREDITOR AGREEMENT"), dated April 14, 2000, by and among the Agent, the financial institutions then party thereto, Prudential and certain of its affiliates, the Owner Trustee, BMO Global, BMO, in its capacity as administrative agent, and the Collateral Agent is required for the amendment and restatement of the Original Intercreditor Agreement; and

                  (o) in rendering this opinion, we call to your attention that the termination of the Amended and Restated Intercreditor Agreement requires the consent of the Company, which consent we assume will not be given prior to the indefeasible payment in full of all Benefited Obligations (as defined in the Amended and Restated Intercreditor Agreement), and we assume that at all times prior to the indefeasible payment in full of all Benefited Obligations, there will be a Collateral Agent under the Amended and Restated Intercreditor Agreement.

Each Addressee Listed on
      Schedule I hereto
April 11, 2002
Page 6


                  In rendering the foregoing opinions, we have assumed, with your consent, that:

                  (a) each of the Opinion Parties is validly existing and in good standing as a corporation or limited liability company under the laws of its jurisdiction of organization;

                  (b) each of the Opinion Parties has the power and authority to execute, deliver and perform all of its obligations under each of the Transaction Agreements to which it is a party and the execution and delivery of each such Transaction Agreement and the consummation by each such Opinion Party of the transactions contemplated thereby have been duly authorized by all requisite action on the part of each such Opinion Party. Each of the Transaction Agreements has been duly authorized, executed and delivered by each Opinion Party party thereto;

                  (c) the execution, delivery and performance by each Opinion Party of any of its obligations under the Transaction Agreements to which it is a party does not and will not conflict with, contravene, violate or constitute a default under (i) the articles or certificate of incorporation, certificate of formation, by-laws or operating agreement (or similar organizational or governing documents) of such Opinion Party; (ii) any lease, indenture, instrument or other agreement to which such Opinion Party or its property is subject, (iii) any rule, law or regulation to which such Opinion Party is subject (other than Applicable Laws of the State of Illinois and Applicable Laws of the United States of America as to which we express our opinion in paragraph 2 herein) or (iv) any judicial or administrative order or decree of any governmental authority; and

                  (d) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 3 herein) is required to authorize or is required in connection with the execution, delivery or performance by any Opinion Party of any Transaction Agreement to which it is a party or the transactions contemplated thereby.

                  We understand that you are separately receiving an opinion, with respect to certain of the foregoing assumptions from Diane T. Nauer, Assistant General Counsel to the Company, and we are advised that such opinion contains qualifications. Our opinions herein stated are based on the assumptions specified above and we express no

Each Addressee Listed on
      Schedule I hereto
April 11, 2002
Page 7


opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinion.

                  This opinion is being furnished only to you in connection with the Transaction Agreements and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without our prior written consent, except that any person who becomes party as a Lender to the Credit Agreement pursuant to Section 10.8 of the Credit Agreement may rely on this opinion as though it had been addressed to such person and delivered to such person on the date hereof.

                                                     Very truly yours,

                                                                   Schedule I to
                                    SASM&F (Illinois) Opinion (Credit Agreement)


                     Addressees of SASM&F (Illinois) Opinion

Bank of America, N.A.
Bank of Montreal
Bank One, NA
PNC Bank, National Association
Wachovia Bank, N.A.
The Northern Trust Company
ABN AMRO Bank N.V.
National Consumer Cooperative Bank
UMB Bank




















                                 Schedule I - 1

                                                                  Schedule II to
                                    SASM&F (Illinois) Opinion (Credit Agreement)

                           Subsidiary Opinion Parties


General Paint and Manufacturing Company, an Illinois corporation
MaryGreen, LLC, a Delaware limited liability company
TruServ Acceptance Company, an Illinois corporation
TruServ Logistics Company, an Illinois corporation
TrueValue.com Corporation, a Delaware corporation


















                                Schedule II - 1

                                                                 Schedule III to
                                    SASM&F (Illinois) Opinion (Credit Agreement)

                                      Notes

1. That certain Series A Note dated April 11, 2002 and issued by the Company in favor of Bank of America, N.A. for its Pro Rata Share of the original maximum principal amount of $169,130,000.

2. That certain Series B Note dated April 11, 2002 and issued by the Company in favor of Bank of America, N.A. for its Pro Rata Share of the original maximum principal amount of $30,870,000.

3. That certain Series A Note dated April 11, 2002 and issued by the Company in favor of Bank of Montreal for its Pro Rata Share of the original maximum principal amount of $169,130,000.

4. That certain Series B Note dated April 11, 2002 and issued by the Company in favor of Bank of Montreal for its Pro Rata Share of the original maximum principal amount of $30,870,000.

5. That certain Series A Note dated April 11, 2002 and issued by the Company in favor of Bank One, NA for its Pro Rata Share of the original maximum principal amount of $169,130,000.

6. That certain Series B Note dated April 11, 2002 and issued by the Company in favor of Bank One, NA for its Pro Rata Share of the original maximum principal amount of $30,870,000.

7. That certain Series A Note dated April 11, 2002 and issued by the Company in favor of PNC Bank, National Association for its Pro Rata Share of the original maximum principal amount of $169,130,000.

8. That certain Series B Note dated April 11, 2002 and issued by the Company in favor of PNC Bank, National Association for its Pro Rata Share of the original maximum principal amount of $30,870,000.

9. That certain Series A Note dated April 11, 2002 and issued by the Company in favor of Wachovia Bank, N.A. for its Pro Rata Share of the original maximum principal amount of $169,130,000.


                                 Schedule III- 1

10. That certain Series B Note dated April 11, 2002 and issued by the Company in favor of Wachovia Bank, N.A. for its Pro Rata Share of the original maximum principal amount of $30,870,000.

11. That certain Series A Note dated April 11, 2002 and issued by the Company in favor of The Northern Trust Company for its Pro Rata Share of the original maximum principal amount of $169,130,000.

12. That certain Series B Note dated April 11, 2002 and issued by the Company in favor of The Northern Trust Company for its Pro Rata Share of the original maximum principal amount of $30,870,000.

13. That certain Series A Note dated April 11, 2002 and issued by the Company in favor of ABN AMRO Bank N.V. for its Pro Rata Share of the original maximum principal amount of $169,130,000.

14. That certain Series B Note dated April 11, 2002 and issued by the Company in favor of ABN AMRO Bank N.V. for its Pro Rata Share of the original maximum principal amount of $30,870,000.

15. That certain Series A Note dated April 11, 2002 and issued by the Company in favor of National Consumer Cooperative Bank for its Pro Rata Share of the original maximum principal amount of $169,130,000.

16. That certain Series B Note dated April 11, 2002 and issued by the Company in favor of National Consumer Cooperative Bank for its Pro Rata Share of the original maximum principal amount of $30,870,000.

17. That certain Series A Note dated April 11, 2002 and issued by the Company in favor of UMB Bank for its Pro Rata Share of the original maximum principal amount of $169,130,000.

18. That certain Series B Note dated April 11, 2002 and issued by the Company in favor of UMB Bank for its Pro Rata Share of the original maximum principal amount of $30,870,000.



                                 Schedule III-2

                                                                    Exhibit A to
                                    SASM&F (Illinois) Opinion (Credit Agreement)

                              Officer's Certificate

                  I, Barbara L. Wagner, am the duly elected, qualified and acting Vice President & Treasurer of TruServ Corporation, a Delaware corporation (the "Borrower") and am the duly elected, qualified and acting Vice President & Treasurer of each of General Paint and Manufacturing Company, an Illinois corporation, MaryGreen, LLC, a Delaware limited liability company, TruServ Acceptance Company, an Illinois corporation, TruServ Logistics Company, an Illinois corporation and TruValue.com Corporation, a Delaware corporation (collectively, with the Borrower, the "Opinion Parties" and each of the foregoing and the Borrower, individually, an "Opinion Party"). I understand that pursuant to Section 4.1(d) of the Second Amended and Restated Credit Agreement, dated as of April 11, 2002 (the "Credit Agreement"), among the Borrower, the financial institutions from time to time party thereto (the "Lenders") and Bank of America, N.A., as agent for the Lenders, Skadden, Arps, Slate, Meagher & Flom (Illinois) ("SASM&F") is rendering an opinion (the "Opinion") to the addressees listed on Schedule I thereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms as set forth in the Opinion. I further understand that SASM&F is relying on this officer's certificate and the statements made herein in rendering such Opinion.

                  With regard to the foregoing, on behalf of the Opinion Parties, I hereby certify that:

                  1. I am familiar with the business of each of the Opinion Parties and its respective subsidiaries, and due inquiry has been made of all persons deemed necessary or appropriate to verify or confirm the statements contained herein.

                  1. SASM&F may rely on the respective representations and warranties that the Opinion Parties have made in the Credit Agreement, each of the other Transaction Agreements and each of the certificates delivered pursuant thereto. I have made a careful review of each of such representations and warranties and hereby confirm, to the best of my knowledge and belief, that such representations and warranties are true, correct and complete on and as of the date of this certificate.

                  2. Less than twenty-five percent (25%) of the assets of each of the Opinion Parties and its respective subsidiaries on a consolidated basis and on an unconsolidated basis consist of Margin Stock.




                                  Exhibit A-1

                  3. Each of the Opinion Parties is primarily engaged directly, or indirectly through Majority-Owned Subsidiaries, in the business of wholesale distribution of hardware and related merchandise, manufacturing of paint and paint applicators and/or providing additional services to the Borrower's cooperative members; and each of the Opinion Parties (i) is not and does not hold itself out as being engaged primarily, nor does it propose to engage primarily, in the business of investing, reinvesting or trading in Securities,
(ii) has not and is not engaged in, and does not propose to engage in, the business of issuing Face-Amount Certificates of the Installment Type and has no such certificate outstanding and (iii) does not own or propose to acquire Investment Securities having a Value exceeding forty percent (40%) of the Value of the total assets of the respective Opinion Party (exclusive of Government Securities and cash items) on an unconsolidated basis.

                  4. None of the Opinion Parties owns or operates facilities used for the generation, transmission, or distribution of electric energy for sale ("Electric Utility Facilities").

                  5. None of the Opinion Parties owns or operates facilities used for the distribution of natural or manufactured gas for heat, light, or power ("Gas Utility Facilities").

                  6. None of the Opinion Parties nor any of their respective subsidiaries, directly or indirectly, or through one or more intermediary Companies, owns, controls, or holds with power to vote (a) ten percent (10%) or more of the outstanding Voting Securities of any Company that owns or operates any Electric Utility Facilities or Gas Utility Facilities, or (b) any other interest, directly or indirectly, or through one or more intermediary entities, in (i) any Company that owns or operates any Electric Utility Facilities or Gas Utility Facilities, or (ii) any of the foregoing types of entities that have received notice of the sort described in paragraph 8 below.

                  7. None of the Opinion Parties nor any of their respective subsidiaries has received notice that the Securities and Exchange Commission has determined, or may determine, that such Opinion Party or any of its subsidiaries exercises a controlling influence over the management or direction of the policies of a gas utility company or an electric utility company as to make it subject to the obligations, duties and liabilities imposed on holding companies by the Public Utility Holding Company Act of 1935, as amended ("PUHCA").

                  8. To the best of my knowledge, no Company that has registered with the Securities and Exchange Commission as a public utility holding company under PUHCA owns, directly or indirectly, through one or more intermediary entities, ten


                                  Exhibit A-2
percent (10%) or more of the outstanding Voting Securities (as defined below) of any of the Opinion Parties.

                  9. All of the outstanding Securities of TruServ Acceptance Corporation, an Illinois corporation, are owned, directly or indirectly, by the Borrower.

                  10. As used in paragraph 3 of this certificate, the following term shall have the following meaning:

                  "Margin Stock" means: (i) any equity security registered or having unlisted trading privileges on a national securities exchange; (ii) any OTC security designated as qualified for trading in the National Market System under a designation plan approved by the Securities and Exchange Commission;
(iii) any debt security convertible into a margin stock or carrying a warrant or right to subscribe to or purchase a margin stock; (iv) any warrant or right to subscribe to or purchase a margin stock; or (v) any security issued by an investment company registered under Section 8 of the Investment Company Act of 1940.

                  11. As used in paragraphs 4, 10 and 12 of this certificate, the following terms shall have the following meanings:

                  "Exempt Fund" means a company that is excluded from treatment as an investment company solely by section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940 (applicable to certain privately offered investment funds).

                  "Face-Amount Certificate of the Installment Type" means any certificate, investment contract, or other Security that represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than 24 months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount.

                  "Government Securities" means all Securities issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

                  "Investment Securities" includes all Securities except (A) Government Securities, (B) Securities issued by companies the only shareholders in which are employees and former employees of a company and its subsidiaries, members of the families of such persons and the company and its subsidiaries and
(C) Securities issued by Majority-Owned Subsidiaries of the Borrower which are not engaged and do not


                                  Exhibit A-3
propose to be engaged in activities within the scope of clause (i), (ii) or
(iii) of paragraph 4 of this Certificate or which are exempted or excepted from treatment as an investment company by statute, rule or governmental order (other than Exempt Funds).

                  "Majority-Owned Subsidiary" of a person means a company fifty percent (50%) or more of the outstanding Voting Securities of which are owned by such person, or by a company which, within the meaning of this paragraph, is a Majority-Owned Subsidiary of such person.

                  "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

                  "Value" means (i) with respect to Securities owned at the end of the last preceding fiscal quarter for which market quotations are readily available, the market value at the end of such quarter; (ii) with respect to other Securities and assets owned at the end of the last preceding fiscal quarter, fair value at the end of such quarter, as determined in good faith by or under the direction of the board of directors; and (iii) with respect to securities and other assets acquired after the end of the last preceding fiscal quarter, the cost thereof.

                  "Voting Security" means any security presently entitling the owner or holder thereof to vote for the election of directors of a company (or its equivalent, e.g., general partner or manager of a limited liability company).

                  12. As used in paragraphs 7, 9 and 13 of this certificate, the following terms shall have the following meanings:

                  "Company" means a corporation, limited liability company, partnership, association, joint-stock company, joint venture, trust, or any receiver, trustee, or other liquidating agent of any of the foregoing in its capacity as such.

                  "Security" or "Securities" means any note, draft, stock, treasury stock, bond, debenture, limited liability company interest, certificate of interest or participation


                                  Exhibit A-4
in any profit-sharing agreement or in any oil, gas, other mineral royalty or lease, any collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, receiver's or trustee's certificate, or, in general, any instrument commonly known as a "security"; or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, assumption of liability on, or warrant or right to subscribe to or purchase, any of the foregoing.

                  "Voting Security" or "Voting Securities" means any Security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a Company, or any Security issued under or pursuant to any trust, agreement, or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such Security are presently entitled to vote in the direction or management of the affairs of a Company; and a specified per centum of the outstanding Voting Securities of a Company means such amount of the outstanding Voting Securities of such Company as entitles the holder or holders thereof to cast said specified per centum of the aggregate votes which the holders of all the outstanding Voting Securities of such Company are entitled to cast in the direction or management of the affairs of such Company.

                            [Signature Page Follows]















                                  Exhibit A-5

                                            Credit Agreement Opinion Certificate



                  IN WITNESS WHEREOF, I have executed this certificate this ___ day of April, 2002.

                                         TRUSERV CORPORATION
                                         GENERAL PAINT AND MANUFACTURING COMPANY
                                         MARYGREEN, LLC
                                         TRUSERV ACCEPTANCE COMPANY
                                         TRUSERV LOGISTICS COMPANY
                                         TRUEVALUE.COM CORPORATION

                                         By:  __________________________________
                                                Barbara L. Wagner
                                                Vice President & Treasurer

















                                  Exhibit A-6

                                    EXHIBIT G

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT



         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of __________, ____ is made between ______________________________ (the "Assignor") and __________________________
(the "Assignee").

                                    RECITALS

         The Assignor is party to the Second Amended and Restated Credit Agreement dated as of April 11, 2002 (as renewed, amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among TruServ Corporation (the "Company"), various financial institutions (including the Assignor, the "Lenders") and Bank of America, N.A., as Agent. Terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement.

         The Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of the Assignor's Commitment, the Loans, the obligations to participate in Swing Line Loans and the other rights and obligations of the Assignor thereunder, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor, in each case on the terms and subject to the conditions of this Assignment and Acceptance.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1. Assignment and Acceptance.

         (a) Subject to the terms and conditions of this Assignment and Acceptance (and effective on the Effective Date (as defined below), (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance),

              (i) ___% of the Assignor's Commitment, together with a corresponding portion of the Assignor's outstanding Loans and of the Assignor's obligations to participate in Swing Line Loans, as set forth on Annex I; and

              (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the other Loan Documents

       (all of the foregoing being herein called the "Assigned Rights and Obligations").

         (b) With effect on and after the Effective Date, the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Pro Rata Share equal to _______%. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that (i) as of the Effective Date, the Pro Rata Share of the Assignor shall be reduced to _______%, and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, that the Assignor shall not relinquish its rights under Article III or Sections 10.4 or 10.5 of the Credit Agreement in respect of the Assigned Rights and Obligations to the extent such rights relate to the time prior to the Effective Date.

         (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment and the Assignor's Commitment will be as set forth on Annex I.

         2. Payments.

         (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the principal amount of all outstanding and funded Loans included within the Assigned Rights and Obligations.

         (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 10.8(a) of the Credit Agreement.

         3. Reallocation of Payments.

         Any interest, fees and other payments accrued to the Effective Date with respect to the Assigned Rights and Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Rights and Obligations shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding two sentences and pay to the other party any such amounts which it may receive promptly upon receipt.

         4. Independent Credit Decision.

         The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

         5. Effective Date; Notices.

         (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be ______________ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

              (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

              (ii) the consent of the Company, the Swing Line Lender and the Agent, if required for an effective assignment of the Assigned Rights and Obligations by the Assignor to the Assignee under Section 10.8(a) of the Credit Agreement, shall have been duly obtained and shall be in full force and effect as of the Effective Date;

              (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

              (iv) the Assignee has presented evidence reasonably satisfactory to the Agent and the Company that the Assignee is exempt from withholding taxes; and

              (v) the processing fee referred to in Section 2(b) hereof shall have been paid to the Agent.

         (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company, the Swing Line Lender and the Agent, for acknowledgment by the Company, the Swing Line Lender and the Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

         [INCLUDE ONLY IF ASSIGNOR IS THE AGENT]

         (c) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

         (d) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

         6. Representations and Warranties.

         (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit

Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

         (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

         (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

         7. Further Assurances.

         The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company, the Swing Line Lender or the Agent which may be required in connection with the assignment and assumption contemplated hereby.

         8. Miscellaneous.

         (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

         (b) All payments made hereunder shall be made without any set-off or counterclaim.

         (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

         (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. The Assignor and the Assignee irrevocably submit to the non-exclusive jurisdiction of any State or Federal court sitting in the State of Illinois over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

         (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENT OR AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENT (WHETHER ORAL OR WRITTEN).

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                         [ASSIGNOR]


                                         By:
                                             ----------------------------------
                                         Title:
                                                -------------------------------

                                         Address:



                                         [ASSIGNEE]


                                         By:
                                             ----------------------------------
                                         Title:
                                                -------------------------------

                                         Address:

                                     ANNEX I

IMMEDIATELY BEFORE
EFFECTIVE DATE:                                       COMMITMENT                          PRO RATA SHARE
                                                      ----------                          --------------
Assignor:                                             $________                              _______%
Assignee:                                             $________                              _______%
On and after
Effective Date:
Assignor:                                             $________                              _______%
Assignee:                                             $________                              _______%


The Assigned Rights and Obligations include:

           Amount                                     Loan
           ------                                     ----

                                   SCHEDULE 1

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE



                                                           _______________, ____



Bank of America, N.A., as Agent
231 South LaSalle Street
Chicago, Illinois  60697
Attn:  ___________________

TruServ Corporation
8600 West Bryn Mawr Avenue
Chicago, IL 60631-3505
Attn:_________________

Ladies and Gentlemen:

         We refer to the Second Amended and Restated Credit Agreement dated as of April 11, 2002 (as renewed, amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among TruServ Corporation (the "Company"), various financial institutions and Bank of America, N.A., as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

         1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance") of:

                  (i) ___% of the Assignor's Commitment, together with a corresponding portion of the Assignor's outstanding Loans and the Assignor's obligation to participate in Swing Line Loans, and

                  (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the other Loan Documents.

         After giving effect to such assignment, the Assignee shall have a Pro Rata Share equal to _______%, and the Pro Rata Share of the Assignor shall be reduced to _______%.

         2. The Assignee agrees that, upon receiving the consent, if applicable, of the Agent, the Swing Line Lender and the Company to such assignment, the Assignee will (effective on the Effective Date) be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

         3. The following administrative details apply to the Assignee:

                  (A)      Notice Address:

                           Assignee name:
                           Address:    _________________________________
                                       _________________________________
                                       _________________________________
                           Attention:  _________________________________
                           Telephone:  (___)____________________________
                           Telecopier: (___)____________________________
                           Telex (Answerback): _________________________

                  (B)      Payment Instructions:

                           Account No.:_________________________________
                                   At: _________________________________
                                       _________________________________
                                       _________________________________
                           Reference:  _________________________________
                           Attention:  _________________________________

         4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and the Assignee contained in the Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                       Very truly yours,

                                       [NAME OF ASSIGNOR]


                                       By:   ___________________________________
                                       Title:___________________________________


                                       By:   ___________________________________
                                       Title:___________________________________


         [NAME OF ASSIGNEE]

         By:   ________________________
         Title:________________________


         By:   ________________________
         Title:________________________


ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

TRUSERV CORPORATION



By: __________________________
Its:__________________________


BANK OF AMERICA, N.A.,
as Swing Line Lender and Agent

By: __________________________
Its:__________________________

                                   EXHIBIT H-1

                              FORM OF SERIES A NOTE

                                                             _____________, 200_

                  FOR VALUE RECEIVED, the undersigned, TruServ Corporation, a Delaware corporation (the "Company"), hereby promises to pay to the order of _____________ (the "Lender") such Lender's Pro Rata Share of $169,130,000 (or, if less, such Lender's Pro Rata Share of the aggregate unpaid principal amount of all Loans evidenced by Series A Notes) on the dates and in the amounts provided in the Second Amended and Restated Credit Agreement dated as of April 11, 2002 (as renewed, amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company, various financial institutions (including the Lender) and Bank of America, N.A., as Agent. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

                  The Lender is authorized to endorse the amount and the date on which each Loan is made and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Note.

                  The Loans evidenced by this Note may only be assigned as provided in the Credit Agreement.

                  This Note is one of the Series A Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                  Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

                                       TRUSERV CORPORATION


                                       By:______________________________________
                                       Title:___________________________________

                                                       Schedule to Series A Note



                          LOANS AND REPAYMENTS OF LOANS

           Date                  Amount of Loan           Amount of Loan Repaid             Notation Made By
           ----                  --------------           ---------------------             ----------------

                                   EXHIBIT H-2

                              FORM OF SERIES B NOTE

                                                             _____________, 200_

                  FOR VALUE RECEIVED, the undersigned, TruServ Corporation, a Delaware corporation (the "Company"), hereby promises to pay to the order of _____________ (the "Lender") such Lender's Pro Rata Share of $30,870,000 (or, if less, such Lender's Pro Rata Share of the aggregate unpaid principal amount of all Loans evidenced by Series B Notes) on the dates and in the amounts provided in the Second Amended and Restated Credit Agreement dated as of April 11, 2002 (as renewed, amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company, various financial institutions (including the Lender) and Bank of America, N.A., as Agent. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

                  The Lender is authorized to endorse the amount and the date on which each Loan is made and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Note.

                  The Loans evidenced by this Note may only be assigned as provided in the Credit Agreement.

                  This Note is one of the Series B Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                  Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

                                       TRUSERV CORPORATION


                                       By:______________________________________
                                       Title:___________________________________

                                                       Schedule to Series B Note



                          LOANS AND REPAYMENTS OF LOANS


           Date                  Amount of Loan           Amount of Loan Repaid             Notation Made By
           ----                  --------------           ---------------------             ----------------

                                   EXHIBIT J

                          TRADEMARK SECURITY AGREEMENT

         THIS TRADEMARK SECURITY AGREEMENT dated as of April 14, 2000 (this "Agreement") is between TRUSERV CORPORATION, a Delaware corporation (the "Company"), and BANK OF AMERICA, N.A. ("Bank of America"), as Collateral Agent (as defined below) for the Benefited Parties (as defined in the Intercreditor Agreement referred to below).

                              W I T N E S S E T H :

         WHEREAS, pursuant to an Intercreditor Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "Intercreditor Agreement"), certain creditors of the Company and Bank of America, as Collateral Agent (in such capacity, together with any successor in such capacity, the "Collateral Agent"), have agreed that (i) the Benefited Obligations (as defined in the Intercreditor Agreement) shall be secured and guaranteed as set forth in the Intercreditor Agreement and (ii) Bank of America shall act as collateral agent for the Benefited Parties; and

         WHEREAS, the Company has entered into a security agreement dated as of the date hereof with the Collateral Agent for the benefit of itself and the other Benefited Parties (as the same may be amended, supplemented, restated or replaced from time to time, the "Security Agreement");

         NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Intercreditor Agreement.

         SECTION 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure payment of all of the Benefited Obligations, the Company hereby mortgages, pledges and hypothecates to the Collateral Agent, and grants to the Collateral Agent a security interest in, for its benefit and the benefit of each other Benefited Party, all of the following property (the "Trademark Collateral"), whether now owned or hereafter acquired or existing:

                  (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a "Trademark"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in Attachment 1 hereto;

                  (b) all Trademark licenses, including each Trademark license referred to in Attachment 2 hereto;

                  (c) all reissues, extensions or renewals of any of the items described in clauses (a) and (b);

                  (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and

                  (e) all proceeds of, and rights associated with, the foregoing, including any claim by the Company against third parties for past, present, or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Attachment 1 or 2 hereto, or for any injury to the goodwill associated with the use of any Trademark or for breach or enforcement of any Trademark license.

         SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Company for the purpose of registering the security interest of the Collateral Agent in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the benefit of each other Benefited Party. The Security Agreement (and all rights and remedies of the Collateral Agent and each other Benefited Party thereunder) shall remain in full force and effect in accordance with its terms.

         SECTION 4. Release of Security Interest. Upon payment in full of all Benefited Obligations and the termination of all commitments to create Benefited Obligations, the Collateral Agent shall, at the Company"s expense, execute and deliver to the Company all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Trademark Collateral which has been granted hereunder.

         SECTION 5. Acknowledgment. The Company hereby further acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

         SECTION 6. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                                          TRUSERV CORPORATION

Address:                                  By:
________________________________
8600 West Bryn Mawr Avenue                Name Printed:_________________________
Chicago, Illinois 60631-3505              Title:________________________________
Attention: Frank Hashimoto
Facsimile: (773) 695-6568

                                          BANK OF AMERICA, N.A.,
                                          as Collateral Agent

Address:                                  By:
_________________________________
231 South LaSalle Street                  Name Printed:_________________________
Chicago, Illinois 60697                   Title:________________________________
Attention: David Johanson
Facsimile: (312) 974-9102

                                  ATTACHMENT 1
                         to Trademark Security Agreement


                              Registered Trademarks
                              ---------------------

Country          Trademark         Registration No.            Registration Date
-------          ---------         ----------------            -----------------


                         SEE SCHEDULE A ATTACHED HERETO


                         Pending Trademark Applications
                         ------------------------------

Country          Trademark         Serial No.                  Filing Date
-------          ---------         ----------                  -----------


                         SEE SCHEDULE B ATTACHED HERETO


                      Trademark Applications in Preparation
                      -------------------------------------

                                   Expected          Products/
Country          Trademark         Docket No.       Filing Date         Services
-------          ---------         ----------       -----------         --------
                                      NONE

                                  ATTACHMENT 2
                         to Trademark Security Agreement

                               Trademark Licenses

  Country or                                                                            Effective         Expiration
  Territory       Trademark         Licensor                  Licensee                  Date              Date
 -----------      ---------         --------                  --------                  ----              ----
US                Prestige TruServ Corporation       Trio Industries, Ltd.      1/11/00 30 days' notice
                                                                                                          by either party

US                True Value        TruServ Corporation       Network Food Services     4/11/00  4/11/01
                  Coffee Stop                                 Incorporated


                                   EXHIBIT K

                                    GUARANTY

         THIS GUARANTY dated as of April 14, 2000 is executed in favor of BANK OF AMERICA, N.A. ("Bank of America"), individually as a Benefited Party (as defined in the Intercreditor Agreement referred to below) and as Collateral Agent (as defined below), and the other Benefited Parties.


                              W I T N E S S E T H:

         WHEREAS, various parties have made loans to, purchased notes from, issued letters of credit for the account of or made other financial accommodations to TruServ Corporation (the "Company");

         WHEREAS, pursuant to an Intercreditor Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "Intercreditor Agreement"; capitalized terms used but not defined herein have the respective meanings given thereto in the Intercreditor Agreement), certain creditors of the Company and Bank of America, as Collateral Agent (in such capacity, together with any successor in such capacity, the "Collateral Agent"), have agreed that (i) the Benefited Obligations shall be secured and guaranteed as set forth in the Intercreditor Agreement and (ii) Bank of America shall act as collateral agent for the holders of the Benefited Obligations; and

         WHEREAS, each of the undersigned has agreed to guaranty the Liabilities (as defined below) as hereinafter set forth;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

         Each of the undersigned hereby jointly and severally, unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of (a) all obligations of the Company to the Collateral Agent and each other Benefited Party under or in connection with each Financing Agreement, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, in each case as the same may be amended, modified, extended or renewed from time to time, plus (b) all costs and expenses paid or incurred by the Collateral Agent or any other Benefited Party in enforcing this Guaranty against such undersigned (all such obligations being herein collectively called the "Liabilities"); provided, however, that the liability of each of the undersigned hereunder shall be limited to the maximum amount of the Liabilities which such undersigned may guaranty without violating any fraudulent conveyance or fraudulent transfer law.

         Each of the undersigned agrees that, in the event of the occurrence of any Event of Default under Sections 8.1(g) through (j) of the Credit Agreement, Sections 7A(vii) through (x) of any of the Senior Note Agreements, Sections 7A(vii) through (x) of the Shelf Agreement, or the comparable provision of any other Financing Agreement, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, such undersigned will pay to the Collateral Agent for the account of the Benefited Parties forthwith the full amount which would be payable hereunder by such undersigned if all Liabilities were then due and payable.

         To secure all obligations of each of the undersigned hereunder, the Collateral Agent and each Benefited Party shall have a lien on and security interest in (and may, without demand or notice of any kind, at any time and from time to time when any amount shall be due and payable by such undersigned hereunder, appropriate and apply toward the payment of such amount) any and all balances, credits, deposits, accounts or moneys of or in the name of such undersigned now or hereafter with the Collateral Agent or such Benefited Party and any and all property of every kind or description of or in the name of such undersigned now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Collateral Agent or such Benefited Party or any agent or bailee for the Collateral Agent or such Benefited Party.

         This Guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty of payment and performance and not only collectibility, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any of the undersigned, that at any time or from time to time no Liabilities are outstanding or any other circumstance) until all Liabilities have been paid in full and all commitments to create Liabilities have been terminated.

         The undersigned further agree that if at any time all or any part of any payment theretofore applied by the Collateral Agent or any other Benefited Party to any of the Liabilities is or must be rescinded or returned by the Collateral Agent or such Benefited Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the undersigned), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Collateral Agent or such Benefited Party, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Collateral Agent or such Benefited Party had not been made.

         The obligations of each of the undersigned shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (1) any event referred to in the immediately succeeding paragraph;

         (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under any Financing Agreement, by operation of law or otherwise;

         (ii) any modification or amendment of or supplement to any Financing Agreement;

         (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Company under any Financing Agreement;

         (iv) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in any Financing Agreement;

         (v) the existence of any claim, set-off or other right which any of the undersigned may have at any time against the Company, any Benefited Party or any other Person, whether in connection herewith or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (vi) any invalidity or unenforceability relating to or against the Company for any reason of any Financing Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or any interest on any Benefited Obligation or any other amount payable by the Company under any Financing Agreement; or

         (vii) any other act or omission to act or delay of any kind by the Company, the Collateral Agent, any other Benefited Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any of the obligations of such undersigned under this Guaranty.

         The Collateral Agent or any Benefited Party may, from time to time, at its sole discretion and without notice to the undersigned (or any of them), take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), amend, modify, release, compromise, alter or exchange any of the Liabilities, or amend, modify, release, compromise, alter or exchange any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or amend, modify, release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned (or any of them) for payment of any of the

Liabilities when due, whether or not the Collateral Agent or any other Benefited Party shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

         Notwithstanding any payment made by or for the account of any of the undersigned pursuant to this Guaranty, the undersigned shall not be subrogated to any rights of the Collateral Agent or any other Benefited Party until such time as this Guaranty shall have been discontinued as to all of the undersigned and the Collateral Agent and the other Benefited Parties shall have received payment of the full amount of all Liabilities.

         The undersigned hereby expressly waive: (a) notice of the acceptance by the Collateral Agent or any other Benefited Party of this Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities,
(c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities.

         Each of the undersigned hereby represents, warrants and covenants as to itself that:

         (i) It is a corporation or limited liability company duly organized and existing in good standing under the laws of the state of its formation and has the power to own its property and to carry on its business as now being conducted. It does not have outstanding any shares of stock of a class which has priority over any other class as to dividends or in liquidation.

         (ii) It has the power to own its properties and to carry on its businesses as now being conducted. It has the power and authority to execute and deliver this Guaranty and all other Financing Agreements to which it is a party and to perform the provisions hereof and thereof.

         (iii) This Guaranty and all other Financing Agreements to which it is a party have been duly authorized by all necessary action on its part and this Guaranty and all other Financing Agreements to which it is a party constitute a legal, valid and binding obligation of the undersigned enforceable against it in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors" rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (iv) There is no action, suit, investigation or proceeding pending or, to its knowledge, threatened against the Company or any of the undersigned, or any of the properties or rights of the Company or any of the undersigned, by or before any court, arbitrator or administrative or governmental body which could be reasonably expected to result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the

Company and the undersigned taken as a whole or the ability of the undersigned to perform its obligations under this Guaranty or any other Financing Agreement to which it is a party.

         (v) It is not party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. None of the execution and delivery of this Guaranty or any other Financing Agreement will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than the Liens created by the Collateral Documents) upon any of the properties or assets of the Company or any of the undersigned pursuant to, the charter or by-laws of the Company or any of the undersigned, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of the undersigned is subject.

         (vi) Neither the nature of the undersigned, nor any of its businesses or properties, nor any relationship between the undersigned and any other Person, is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Guaranty or any other Financing Agreement to which it is a party or the fulfillment of or compliance with the terms and provisions hereof or thereof.

         (vii) It is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. It is not a "holding company" or a "subsidiary" or an "affiliate" or a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Each of the undersigned further agrees to pay all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Collateral Agent or any other Benefited Party in endeavoring to collect the Liabilities of such undersigned, or any part thereof, and in enforcing this Guaranty against such undersigned.

         The creation or existence from time to time of additional Liabilities to the Collateral Agent or any Benefited Party or any of them is hereby authorized, without notice to the undersigned (or any of them), and shall in no way affect or impair the rights of the Collateral Agent or any Benefited Party or the obligations of the undersigned under this Guaranty.

         This Guaranty shall inure to the benefit of the Collateral Agent and each other Benefited Party and their respective successors and assigns. The Collateral Agent and any other Benefited Party may from time to time, without notice to the undersigned (or any of them), assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Benefited Party.

         No delay on the part of the Collateral Agent or any other Benefited Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Collateral Agent or any other Benefited Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon the Collateral Agent or any other Benefited Party except as expressly set forth in a writing duly signed and delivered on behalf of the Collateral Agent (or, if at any time there is no Collateral Agent, the Required Benefited Parties). No action of the Collateral Agent or any other Benefited Party permitted hereunder shall in any way affect or impair the rights of the Collateral Agent or any other Benefited Party or the obligations of the undersigned under this Guaranty. For purposes of this Guaranty, Liabilities shall include all obligations of the Company to the Collateral Agent or any other Benefited Party arising under or in connection with any Financing Agreement, notwithstanding any right or power of the Company or anyone else to assert any claim or defense as to the invalidity or unenforceability of any obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder.

         Pursuant to the Intercreditor Agreement, (a) this Guaranty has been delivered to the Collateral Agent and (b) the Collateral Agent has been authorized to enforce this Guaranty on behalf of itself and each of the other Benefited Parties. All payments by the undersigned pursuant to this Guaranty shall be made to the Collateral Agent for application as set forth in the Intercreditor Agreement or, if there is no Collateral Agent, to the Benefited Parties for their ratable benefit.

         This Guaranty shall be binding upon the undersigned and the successors and assigns of the undersigned, provided that none of the undersigned may assign its obligations hereunder without the prior written consent of the Collateral Agent. To the extent that the Company or any of the undersigned is either a partnership, corporation, limited liability company or other entity, all references herein to the Company and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such entity. The term "undersigned" as used herein shall mean all parties executing this Guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.

         This Guaranty has been delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the internal laws of the State of Illinois. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guaranty. At any time after the date of this Guaranty, one or more additional Persons may become parties hereto by executing and delivering to the Collateral Agent a counterpart of this Guaranty. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all of the terms of, this Guaranty.

         This Guaranty is secured pursuant to a Security Agreement dated as of even date herewith (as amended or otherwise modified from time to time) and may be secured by one or more other agreements (including, without limitation, one or more pledge agreements, mortgages, deeds of trust or other similar documents).

         ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE UNDERSIGNED FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH UNDER ITS NAME ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE COLLATERAL AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         EACH OF THE UNDERSIGNED, AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OF THE COLLATERAL AGENT AND EACH OTHER BENEFITED PARTY, HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY, OR ANY OTHER FINANCING AGREEMENT AND ANY AMENDMENT,

INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the day and year first above written.

                                    TRUSERV ACCEPTANCE COMPANY



                                    By:
                                       -----------------------------------------
                                    Name Printed:
                                                 -------------------------------
                                    Title:
                                          --------------------------------------



                                    TRUSERV LOGISTICS COMPANY


                                    By:
                                       -----------------------------------------
                                    Name Printed:
                                                 -------------------------------
                                    Title:
                                          --------------------------------------



                                    GENERAL PAINT & MANUFACTURING COMPANY



                                    By:
                                       -----------------------------------------
                                    Name Printed:
                                                 -------------------------------
                                    Title:
                                          --------------------------------------



                                    MARYGREEN, LLC



                                    By:
                                       -----------------------------------------
                                    Name Printed:
                                                 -------------------------------
                                    Title:
                                          --------------------------------------



                                    TRUE VALUE.COM CORPORATION



                                    By:
                                       -----------------------------------------
                                    Name Printed:
                                                 -------------------------------
                                    Title:
                                          --------------------------------------

                                    COTTER CANADA HARDWARE & VARIETY COMPANY,
                                    INC.



                                    By:
                                       -----------------------------------------
                                    Name Printed:
                                                 -------------------------------
                                    Title:
                                          --------------------------------------

                                    Signature page for the Guaranty dated as of April 14, 2000 issued by various subsidiaries of TruServ Corporation.

                                    Each of the undersigned is executing a
                                    counterpart hereof for purposes of becoming a party hereto:

                                    TRUSERV REAL ESTATE AGENCY, INC.
                                    ADVOCATE SERVICES INCORPORATED


                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________

                                    Signature page for the Guaranty dated as of April 14, 2000 issued by various subsidiaries of TruServ Corporation.

                                    The undersigned is executing a counterpart hereof for purposes of becoming a party hereto:


                                    [NAME OF SUBSIDIARY]

                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________

                                   SCHEDULE I
                                  TO GUARANTY

                                   ADDRESSES


Truserv Acceptance Company
8600 West Bryn Mawr Avenue
Chicago, Illinois 60631

Truserv Logistics Company
8600 West Bryn Mawr Avenue
Chicago, Illinois 60631

General Paint & Manufacturing Company
8600 West Bryn Mawr Avenue
Chicago, Illinois 60631

MaryGreen, LLC
16500 Hunters Green Parkway
Hagerstown, Maryland 21740

True Value.com Corporation
8600 West Bryn Mawr Avenue
Chicago, Illinois 60631

Cotter Canada Hardware and Variety Company Inc.

                                   EXHIBIT L

                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (this "Agreement") dated as of April 14, 2000 is among TRUSERV CORPORATION, a Delaware corporation (the "Company"), any subsidiary of the Company which from time to time becomes party hereto (collectively, including the Company, the "Pledgors" and each individually a "Pledgor") and BANK OF AMERICA, N.A. ("Bank of America"), as Collateral Agent (as defined below) for the Benefited Parties (as defined below).

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to an Intercreditor Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "Intercreditor Agreement"; capitalized terms used but not defined herein have the respective meanings given thereto in the Intercreditor Agreement), certain creditors of the Company and Bank of America, as Collateral Agent (in such capacity, together with any successor in such capacity, the "Collateral Agent"), have agreed that (i) the Benefited Obligations shall be secured and guaranteed as set forth in the Intercreditor Agreement and (ii) Bank of America shall act as collateral agent for the Benefited Parties;

         WHEREAS, each of the other Pledgors has guarantied all obligations of the Company under each Financing Agreement; and

         WHEREAS, the Benefited Obligations of each Pledgor are to be secured pursuant to this Agreement;

         NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. When used herein, (a) the terms Benefited Obligations, Benefited Parties, Event of Default, Financing Agreement and Person shall have the respective meanings assigned thereto in the Intercreditor Agreement, and (b) the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of such terms):

                  Agreement - see the introductory paragraph.

                  Bank of America - see the introductory paragraph.

                  Collateral - see Section 2.

                  Collateral Agent - see the recitals.

                  Company - see the introductory paragraph.

                  Default means the occurrence of any of the following events:
         (i) any Event of Default or (ii) any warranty of any Pledgor herein is untrue or misleading in any material respect and, as a result thereof, the Collateral Agent's security interest for the benefit of the Benefited Parties in any material portion of the Collateral is not perfected or the Collateral Agent's rights and remedies with respect to any material portion of the Collateral are materially impaired or otherwise materially adversely affected.

                  Foreign Issuer means each Issuer designated as a "Foreign Issuer" on Schedule I hereto.

                  Intercreditor Agreement - see the recitals.

                  Issuer means the issuer of any of the shares of stock or other securities representing all or any of the Collateral.

                  Liabilities means, as to each Pledgor, all Benefited Obligations of such Pledgor.

                  2. Pledge. As security for the payment of all Liabilities, each Pledgor hereby pledges to the Collateral Agent for the benefit of the Benefited Parties, and grants to the Collateral Agent for the benefit of the Benefited Parties a continuing security interest in, all of the following:

                           A. All of the shares of stock and other securities
                  set forth under such Pledgor's name on Schedule I hereto, all of the certificates and/or instruments representing such shares of stock and other securities, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other securities;

                           B. All additional shares of stock of any of the
                  Issuers listed in Schedule I hereto at any time and from time to time acquired by such Pledgor in any manner, all of the certificates representing such additional shares, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; provided, however, that in the case of any Foreign Issuer (other than Cotter Canada Hardware and Variety Company, Inc.), the Collateral Agent's security interest hereunder shall not at any time extend to more than 65% of the outstanding shares of any class of stock of such Foreign Issuer;

                           C. All other property hereafter delivered to the
                  Collateral Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

                           D. All products and proceeds of all of the foregoing.

         For purposes of this Agreement, all of the foregoing are herein collectively called the "Collateral".

                  Each Pledgor agrees to deliver to the Collateral Agent, promptly upon receipt and in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank), any Collateral (other than dividends which such Pledgor is entitled to receive and retain pursuant to Section 5 hereof) which may at any time or from time to time be in or come into the possession or control of such Pledgor; and prior to the delivery thereof to the Collateral Agent, such Collateral shall be held by such Pledgor separate and apart from its other property and in express trust for the Collateral Agent for the benefit of the Benefited Parties.

                  The security interests granted hereby are granted as security only and shall not subject the Collateral Agent or any other Benefited Party to, or transfer or in any way affect or modify, any obligation of any Pledgor with respect to the Collateral or any transaction in connection therewith.

                  3. Warranties; Further Assurances. Each Pledgor warrants to the Collateral Agent for the benefit of each Benefited Party that: (a) such Pledgor is (or at the time of any future delivery, pledge, assignment or transfer thereof will be) the legal and equitable owner of such Pledgor's Collateral free and clear of all liens, security interests and encumbrances of every description whatsoever other than the security interest created hereunder; (b) the pledge and delivery of the Collateral pursuant to this Agreement, together with stock or bond powers executed in blank, will create a valid perfected security interest in the Collateral in favor of the Collateral Agent, subject to no prior lien or encumbrance; (c) all shares of stock referred to in
         Schedule I hereto are duly authorized, validly issued, fully paid and non-assessable, and none of such shares is subject to any option to purchase or similar right of any Person; (d) as to each Issuer whose name appears in Schedule I hereto, such Pledgor's Collateral represents on the date hereof not less than the applicable percent (as shown in Schedule I hereto) of the total shares of capital stock issued and outstanding of such Issuer; (e) the information contained in Schedule I hereto with respect to such Pledgor is true and accurate in all respects; (f) such Pledgor has not performed any acts which might prevent the Collateral Agent from enforcing any of the terms and conditions of this Agreement or would limit the Collateral Agent in any such enforcement; and (g) such Pledgor is not a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Collateral with respect thereto.

                  So long as any of the Liabilities shall be outstanding or any commitment shall exist on the part of any Benefited Party with respect to the creation of any Liabilities, each Pledgor (i) shall not, except as permitted by each of the Financing Agreements or with the express prior written consent of the Collateral Agent, sell, assign, exchange, pledge or otherwise transfer, encumber, or grant any option, warrant or other right to purchase the stock of any Issuer which is pledged hereunder, or otherwise diminish or impair any of its rights in, to or under any of the Collateral; (ii) shall not perform any acts which would prevent the Collateral Agent from enforcing any of the terms and conditions of this Agreement or would limit the Collateral Agent in any such enforcement; (iii) shall not become a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Collateral with respect thereto; (iv) shall execute such Uniform Commercial Code financing statements and other documents (and pay the costs of filing and recording the same in all public offices reasonably deemed necessary or appropriate by the Collateral Agent) and do such other acts and things, all as the Collateral Agent may from time to time reasonably request, to establish and maintain a valid, perfected security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than the security interest hereunder and liens and claims permitted by each of the Financing Agreements) to secure the performance and payment of the Liabilities; (v) will execute and deliver to the Collateral Agent such stock powers and similar documents relating to such Pledgor's Collateral, satisfactory in form and substance to the Collateral Agent, as the Collateral Agent may reasonably request; and (vi) will furnish the Collateral Agent or any other Benefited Party such information concerning such Pledgor's Collateral as the Collateral Agent or such other Benefited Party may from time to time reasonably request, and will permit the Collateral Agent or any other Benefited Party or any designee of the Collateral Agent or such Benefited Party, from time to time at reasonable times and on reasonable notice (or at any time without notice during the existence of a Default), to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Pledgor which pertain to such Pledgor's Collateral, and will, upon request of the Collateral Agent during the existence of a Default, deliver to the Collateral Agent all of such records and papers.

                  4. Holding in Name of Collateral Agent, etc. The Collateral Agent may from time to time during the existence of a Default, without notice to any Pledgor, take all or any of the following actions: (a) transfer all or any part of the Collateral into the name of the Collateral Agent or any nominee or sub-agent for the Collateral Agent, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, (b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Collateral, (c) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of the applicable Pledgor to allow collection of the Collateral,
         (e) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period

         (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, and (f) take control of any proceeds of the Collateral.

                  5. Voting Rights, Dividends, etc. (a) Notwithstanding certain provisions of Section 4 hereof, so long as the Collateral Agent has not given the notice referred to in paragraph (b) below:

                           A. The Pledgors shall be entitled to exercise any and
                  all voting or consensual rights and powers and stock purchase or subscription rights (but any such exercise by any Pledgor of stock purchase or subscription rights may be made only from funds of such Pledgor not comprising part of the Collateral) relating or pertaining to the Collateral or any part thereof for any purpose; provided that each Pledgor agrees that it will not exercise any such right or power in any manner which would have a material adverse effect on the value of the Collateral or any part thereof.

                           B. The Pledgors shall be entitled to receive and
                  retain any and all lawful dividends payable in respect of the Collateral which are paid in cash by any Issuer if such dividends are permitted by the Financing Agreements, but all dividends and distributions in respect of the Collateral or any part thereof made in shares of stock or securities or other property or representing any return of capital, whether resulting from a subdivision, combination or reclassification of Collateral or any part thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Issuer may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be and become part of the Collateral hereunder and, if received by any Pledgor, shall be forthwith delivered to the Collateral Agent in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.

                           C. The Collateral Agent shall execute and deliver, or
                  cause to be executed and delivered, to the applicable Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as such Pledgor may request for the purpose of enabling such Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to clause (A) above and to receive the dividends which it is authorized to retain pursuant to clause (B) above.

                  (b) Upon notice from the Collateral Agent during the existence of a Default, and so long as the same shall be continuing, all rights and powers which the Pledgors are entitled to exercise pursuant to
         Section 5(a)(A) hereof, and all rights of the Pledgors to receive and retain dividends pursuant to Section 5(a)(B) hereof, shall forthwith cease, and all such rights and powers shall thereupon become vested in the Collateral Agent which shall have, during the existence of such Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends. Any and all money and other property paid over to or received by the Collateral Agent pursuant to this paragraph (b) shall be retained by the Collateral Agent as additional Collateral hereunder and applied in accordance with the provisions hereof and the Intercreditor Agreement.

                  6. Remedies. Whenever a Default exists, the Collateral Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect in Illinois or otherwise available to it. Without limiting the foregoing, whenever a Default exists the Collateral Agent (a) may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (i) sell any or all of the Collateral, free of all rights and claims of the Pledgors therein and thereto, at any public or private sale or brokers" board and (ii) bid for and purchase any or all of the Collateral at any such public sale and (b) shall have the right, for and in the name, place and stead of the applicable Pledgor, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral. Each Pledgor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Collateral Agent of any of its rights and remedies during the existence of a Default. Any notification of intended disposition of any of the Collateral shall be deemed reasonably and properly given if given at least ten (10) days before such disposition. Any proceeds of any of the Collateral may be applied by the Collateral Agent to the payment of expenses in connection with the Collateral, including, without limitation, reasonable attorneys" fees and legal expenses, and any balance of such proceeds shall be applied by the Collateral Agent in accordance with the terms of the Intercreditor Agreement.

                  The Collateral Agent is hereby authorized to comply with, and each Pledgor shall execute and delivery any such documents and take any such actions as the Collateral Agent shall request to enable it to comply with, any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to
         (a) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to persons or entities who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or (b) obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and each Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Collateral Agent shall not be liable or accountable to any Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

                  7. General. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the applicable Pledgor shall request in writing, but failure of the Collateral Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Collateral Agent to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by any Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of any Collateral.

                  No delay on the part of the Collateral Agent in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Collateral Agent, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  All obligations of the Pledgors and all rights, powers and remedies of the Collateral Agent and the other Benefited Parties expressed herein are in addition to all other rights, powers and remedies possessed by them, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities or any security therefor.

                  This Agreement has been delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the internal laws of the State of Illinois. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  All notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown opposite its signature hereto or at such other address as such party may, by written notice to the other party, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent with confirmation of receipt; notices sent by mail shall be deemed to have been given five Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier shall be deemed to have been given when received.

                  This Agreement shall be binding upon the Pledgors and the Collateral Agent and their respective successors and assigns (provided that no Pledgor may assign its obligations hereunder without the prior written consent of the Collateral Agent) and shall inure to the benefit of each Pledgor and the Collateral Agent and the successors and assigns of the Collateral Agent.

                  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed an original but all such counterparts shall together constitute but one and the same Agreement. At any time after the date of this Agreement, one or more additional persons or entities may become parties hereto by executing and delivering to the Collateral Agent a counterpart of this Agreement (together with a supplement Schedule I hereto). Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all of the terms of, this Agreement.

                  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS OF SUCH PLEDGOR SET ACROSS FROM ITS SIGNATURE HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE COLLATERAL AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  EACH PLEDGOR, THE COLLATERAL AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OTHER BENEFITED PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER FINANCING AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP

          EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.


                                             TRUSERV CORPORATION


         Address:                            By: _______________________________
         8600 West Bryn Mawr Avenue          Name Printed: _____________________
         Chicago, Illinois 60631-3505        Title: ____________________________
         Attention: Frank Hashimoto
         Facsimile: (773) 695-6568

                                             BANK OF AMERICA, N.A.,
                                             as Collateral Agent


         Address:                            By: _______________________________
         231 South LaSalle Street            Name Printed: _____________________
         Chicago, Illinois 60697             Title: ____________________________
         Attention: David Johanson
         Facsimile: (312) 974-9102

                          Signature page for the Pledge Agreement dated as of April 14, 2000 issued by TruServ Corporation (the "Company") and various subsidiaries of the Company.

                          The undersigned is executing a counterpart hereof for purposes of becoming a party hereto:


                          [NAME OF SUBSIDIARY]

                          By: __________________________________________________
                          Name: ________________________________________________
                          Title: _______________________________________________

                                   SCHEDULE I
                               TO PLEDGE AGREEMENT
                                      STOCK


                                                                          Certificate No.
                                                                          ---------------
       Pledgor                            Issuer                                               No. of Pledged Shares
       -------                            ------                                               ---------------------
------------------------------------------------------------------------------------------------------------------------
TruServ Corporation              Advocate Services, Inc.                          5                    200

TruServ Corporation              Servistar Paint Company                          4                     10

TruServ Corporation              TruServ Real Estate Agency, Inc.                 3                 25,000

TruServ Corporation              Cotter Canada Hardware and Variety              C3              7,500,000
                                 Company Inc.

TruServ Corporation              True Value.com Corporation                       1                  1,500

TruServ Corporation              TruServ Logistics Company                        6                  1,000

TruServ Corporation              General Paint & Manufacturing                    1                 25,000
                                 Company

TruServ Corporation              General Paint & Manufacturing                    6                 25,000
                                 Company

TruServ Corporation              TruServ Acceptance Company                       5                  8,000


                                                                     Pledged Shares as % of
                                                                     Total Shares Issued and      Total Shares of Issuer
       Pledgor                            Issuer                           Outstanding                  Outstanding
       -------                            ------                           -----------                  -----------
------------------------------------------------------------------------------------------------------------------------
TruServ Corporation              Advocate Services, Inc.                      100%                          200

TruServ Corporation              Servistar Paint Company                      100%                           10

TruServ Corporation              TruServ Real Estate Agency, Inc.             100%                       25,000

TruServ Corporation              Cotter Canada Hardware and Variety           100%                    7,500,000

TruServ Corporation              True Value.com Corporation                   100%                        1,500

TruServ Corporation              TruServ Logistics Company                    100%                        1,000

TruServ Corporation              General Paint & Manufacturing                 50%                       50,000
                                 Company

TruServ Corporation              General Paint & Manufacturing                 50%                       50,000
                                 Company

TruServ Corporation              TruServ Acceptance Company                   100%                        8,000



*Denotes Foreign Issuer

                                   EXHIBIT M

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Agreement") dated as of April 14, 2000 is among TRUSERV CORPORATION (the "Company"), each subsidiary of the Company listed on the signature pages hereof, each other person or entity which from time to time becomes a party hereto (collectively, including the Company, the "Debtors" and individually each a "Debtor") and BANK OF AMERICA, N.A. ("Bank of America"), as Collateral Agent (as defined below) for the Benefited Parties (as defined in the Intercreditor Agreement referred to below).

                              W I T N E S S E T H:

         WHEREAS, pursuant to an Intercreditor Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "Intercreditor Agreement"; capitalized terms used but not defined herein have the respective meanings given thereto in the Intercreditor Agreement), certain creditors of the Company and Bank of America, as Collateral Agent (in such capacity, together with any successor in such capacity, the "Collateral Agent"), have agreed that (i) the Benefited Obligations shall be secured and guaranteed as set forth in the Intercreditor Agreement and (ii) Bank of America shall act as collateral agent for the Benefited Parties;

         WHEREAS, each of the other Debtors has guaranteed all obligations of the Company under each Financing Agreement; and

         WHEREAS, the Benefited Obligations of each Debtor are to be secured pursuant to this Agreement;

         NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. When used herein, (a) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Investment Property, Security Entitlement, Securities Account, Deposit Account, Document, Equipment, Fixture, Goods, Inventory, Instrument, Security and Uncertificated Security shall have the respective meanings assigned to such terms in the UCC (as defined below), (b) capitalized terms used but not defined have the meanings assigned to such terms in the Intercreditor Agreement and (c) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

         Agreement - see the introductory paragraph.

         Assignee Deposit Account - see Section 4.

         Bank of America - see the introductory paragraph.

         Business Day means any day on which Bank of America is open for commercial banking business in Chicago and Charlotte.

         Collateral means, with respect to any Debtor, all property and rights of such Debtor in which a security interest is granted hereunder.

         Collateral Agent - see the recitals.

         Company - see the introductory paragraph.

         Computer Hardware and Software means, with respect to any Debtor, (i) all computer and other electronic data processing hardware, whether now or hereafter owned, licensed or leased by such Debtor, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs, whether now or hereafter owned, licensed or leased by such Debtor, designed for use on the computers and electronic data processing hardware described in clause (i) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) all firmware associated therewith, whether now or hereafter owned, licensed or leased by such Debtor; and (iv) all documentation for such hardware, software and firmware described in the preceding clauses (i), (ii) and (iii), whether now or hereafter owned, licensed or leased by such Debtor, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

         Debtor - see the introductory paragraph.

         Default means the occurrence of any of the following events: (i) any Event of Default or (ii) any warranty of any Debtor herein is untrue or misleading in any material respect and, as a result thereof, the Collateral Agent's security interest for the benefit of the Benefited Parties in any material portion of the Collateral is not perfected or the Collateral Agent's rights and remedies with respect to any material portion of the Collateral are materially impaired or otherwise materially adversely affected.

         General Intangibles means, with respect to any Debtor, all of such Debtor's "general intangibles" as defined in the UCC and, in any event, includes (without limitation) all of such Debtor's licenses, franchises, tax refund claims, guarantee claims, security interests and rights to indemnification, and all of such Debtor's interests in any partnership, limited liability company or similar entity.

         Intellectual Property means all past, present and future: trade secrets and other proprietary information; customer lists; trademarks, service marks, business names, trade names; designs, logos, indicia, and/or other source and/or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including, without limitation, copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; mask works; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights in and to all of the foregoing.

         Intercreditor Agreement - see the recitals.

         Liabilities means, as to each Debtor, all Benefited Obligations of such Debtor.

         Non-Tangible Collateral means, with respect to any Debtor, collectively, such Debtor's Accounts and General Intangibles.

         Permitted Liens - see Section 3.

         UCC means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

         2. Grant of Security Interest. As security for the payment of all Liabilities, each Debtor hereby assigns to the Collateral Agent for the benefit of the Benefited Parties, and grants to the Collateral Agent for the benefit of the Benefited Parties a continuing security interest in, the following, whether now or hereafter existing or acquired:

         All of such Debtor's:

         (1)      Accounts;

         (2)      Chattel Paper;

         (3) Computer Hardware and Software and all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

         (4)      Deposit Accounts;

         (5)      Documents;

         (6)      General Intangibles;

         (7) Goods (including, without limitation, all its Equipment, Fixtures and Inventory), together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

         (8)      Instruments;

         (9)      Intellectual Property;

         (10)     money (of every jurisdiction whatsoever);

         (11) Investment Property (including Commodity Accounts, Commodity Contracts, Securities (whether Certificated Securities or Uncertificated Securities), Security Entitlements and Securities Accounts; and

         (12) to the extent not included in the foregoing, other personal property of any kind or description;

         together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to any of the foregoing, all claims and/or insurance proceeds arising out of the loss, nonconformity or any interference with the use of, or any defects or infringements of rights in, or damage to, any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing.


         3. Warranties. Each Debtor warrants, as to itself and its own Collateral, that: (i) no financing statement (other than any which may have been filed on behalf of the Collateral Agent or in connection with Permitted Liens (as defined below)) covering any of the Collateral is on file in any public office; (ii) such Debtor is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and liens and claims expressly permitted by each of the Financing Agreements ("Permitted Liens"), with full power and authority to execute and deliver this Agreement, to perform such Debtor's obligations hereunder and to subject the Collateral to the security interest hereunder;
(iii) all information with respect to the Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Debtor to the Collateral Agent or any other Benefited Party and all other written information heretofore or hereafter furnished by such Debtor to the Collateral Agent or any other Benefited Party in connection with any Financing Agreement will be true and correct in all material respects as of the date furnished; (iv) such Debtor's true legal name as registered in the jurisdiction in which such Debtor is organized or incorporated, jurisdiction of organization or incorporation, federal employer identification number, organizational identification number, if any, as designated by the state of its organization or incorporation, chief executive office and principal place of business are as set forth on Schedule I hereto (and such Debtor has not maintained its chief executive office and principal place of business at any other location at any time after November 1, 1999); (v) each other location where such Debtor maintains a place of business or has any Goods is set forth on Schedule II hereto; (vi) except as disclosed on Schedule III, such Debtor is not now known and during the five years preceding the date hereof has not previously been known by any trade name; (vii) except as disclosed on Schedule III, during the five years preceding the date hereof such Debtor has not been known by any legal name different from the one set forth on the signature page of this Agreement nor has such Debtor been the subject of any merger or other corporate reorganization; (viii) Schedule IV hereto contains a complete listing of all of such Debtor's Intellectual Property which has been registered under any registration statute; (ix) such Debtor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (x) the execution and delivery of this Agreement and the performance by such Debtor of its obligations hereunder are within such Debtor's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of such Debtor or of any material agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding upon such Debtor; (xi) this Agreement is a legal, valid, binding and enforceable obligation of such Debtor, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); (xii) such Debtor has not performed any acts which might prevent the Collateral Agent from enforcing any of the terms of this Agreement or which could limit the Collateral Agent in any such enforcement; (xiii) no Collateral is in the possession of any Person (other than such Debtor) asserting any claim thereto or security interest therein, except that the Collateral Agent or its designee may have possession of Collateral as contemplated hereby; and (xiv) such Debtor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which would materially adversely affect the business, properties, assets, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or the value of the Collateral or the worth of the Collateral as collateral security.

         4. Collections, etc. Until such time during the existence of a Default as the Collateral Agent shall notify such Debtor of the revocation of such power and authority, each Debtor (a) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Debtor for such purpose, use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Debtor for such purpose, and use, in the ordinary course of its business (but subject to the terms of the Financing Agreements), the cash proceeds of Collateral and other money which constitutes Collateral, (b) will, at its own expense, endeavor to collect, as and when due, all amounts due under any of the Non-Tangible Collateral, including the taking of such action with respect to such collection as the Collateral Agent may reasonably request or, in the absence of such request, as such Debtor may deem advisable, and (c) may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral. The Collateral Agent, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder and enforce collection of any of the Non-Tangible Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Collateral Agent during the existence of a Default, each Debtor will, at its own expense, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder.

         Upon request by the Collateral Agent during the existence of a Default, each Debtor will forthwith, upon receipt, transmit and deliver to the Collateral Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Collateral Agent) which may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Except as the Collateral Agent may otherwise consent in writing, any such items which may be so received by any Debtor during the existence of a Default will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Collateral Agent for the benefit of the Benefited Parties until delivery is made to the Collateral Agent. Each Debtor will comply with the terms and conditions of any consent given by the Collateral Agent pursuant to the foregoing sentence.

         During the existence of a Default, all items or amounts which are delivered by any Debtor to the Collateral Agent on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (each an "Assignee Deposit Account") of such Debtor with the Collateral Agent, as security for payment of the Liabilities. No Debtor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. The Collateral Agent may, from time to time, in its discretion, and shall upon request of the applicable Debtor made not more than once in any week or upon the request of the Required Benefited Parties in accordance with the Intercreditor Agreement, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account, toward payment of the Liabilities (whether or not then due if such request is made by the applicable Debtor, but only to amounts then due if such request is made by the Required Benefited Parties) in the order of application set forth in the Intercreditor Agreement, and the Collateral Agent may, from time to time, release all or any of such balance to the applicable Debtor so long as such release is permitted by the Intercreditor Agreement.

         During the existence of a Default, the Collateral Agent is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Collateral Agent, representing any payment on or other proceeds of any of the Collateral.

         From and after July 1, 2001, no Debtor shall maintain any Deposit Account or deposit any item or amount in any Deposit Account, except (i) Deposit Accounts maintained with the Collateral Agent and (ii) Deposit Accounts as to which such Debtor, the Collateral Agent and the depository bank have entered into an agreement that the depositary bank will comply with instructions originated by the Collateral Agent directing disposition of the funds in the account without further consent by such Debtor.

         5. Certificates, Schedules and Reports. Each Debtor will from time to time deliver to the Collateral Agent such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Debtor in full or partial payment of any of the Collateral, as the Collateral Agent may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of such Debtor and shall be in such form and detail as the Collateral Agent may specify. Each Debtor shall immediately notify the Collateral Agent of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods which is material to the Company and its Subsidiaries taken as a whole, and such notice shall specify the amount of such loss or depreciation.

         6. Agreements of the Debtors. Each Debtor (a) will, upon request of the Collateral Agent, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Collateral Agent) and do such other acts and things (including, without limitation, delivery to the Collateral Agent of any Instruments or Certificated Securities which constitute Collateral), all as the Collateral

Agent may from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities (and each Debtor hereby authorizes the Collateral Agent to file any financing statement without its signature, to the extent permitted by applicable law, and/or to file a copy of this Agreement as a financing statement in any jurisdiction, it being understood that the Collateral Agent will use reasonable efforts to notify the applicable Debtor of any such filing and the details thereof, but failure to do so shall not affect the effectiveness thereof or impose any liability on the Collateral Agent); (b) will keep all its Inventory at, and will not maintain any place of business at any location other than, its address(es) shown on Schedules I and II hereto or at such other addresses of which such Debtor shall have given the Collateral Agent not less than 10 days' prior written notice; (c) will not change its state of organization or incorporation or its name, identity or corporate structure such that any financing statement filed to perfect the Collateral Agent's interests under this Agreement would become seriously misleading, unless such Debtor shall have given the Collateral Agent not less than 30 days' prior notice of such change (provided that this Section 6(c) shall not be deemed to authorize any change or transaction prohibited under any Financing Agreement); (d) will keep its records concerning the Non-Tangible Collateral in such a manner as will enable the Collateral Agent or its designees to determine at any time the status of the Non-Tangible Collateral; (e) will furnish the Collateral Agent such information concerning such Debtor, the Collateral and the Account Debtors as the Collateral Agent may from time to time reasonably request; (f) will permit the Collateral Agent and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of a Default) to inspect such Debtor's Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors, and will, upon request of the Collateral Agent during the existence of a Default, deliver to the Collateral Agent all of such records and papers; (g) will, upon request of the Collateral Agent, stamp on its records concerning the Collateral and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form satisfactory to the Collateral Agent, of the security interest of the Collateral Agent hereunder; (h) except as permitted by each of the Financing Agreements, will not sell, lease, assign or create or permit to exist any lien on or security interest in any Collateral other than Permitted Liens and liens and security interests in favor of the Collateral Agent; (i) will at all times keep all its Inventory and other Goods insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that loss thereunder shall be payable to the Collateral Agent as its interest may appear (it being understood that (A) so long as no Default exists, the Collateral Agent shall deliver any proceeds of such insurance which may be received by it to such Debtor and (B) whenever a Default exists, the Collateral Agent shall apply any proceeds of such insurance which may be received by it toward payment of the Liabilities, whether or not due, in the order of application set forth in the Intercreditor Agreement) and such policies or certificates thereof shall, if the Collateral Agent so requests, be deposited with or furnished to the Collateral Agent; (j) will take such actions as are reasonably necessary to keep its Inventory in good repair and condition, ordinary wear and tear excepted; (k) will take such actions as are reasonably necessary to keep its Equipment (other than obsolete Equipment) in good repair and condition and in good working or running order, ordinary wear and tear excepted; (l) will promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods (as applicable); provided, however, that such Debtor shall not be required to pay any such fee, tax, assessment or other charge if the validity, accuracy or applicability thereof is being contested by such Debtor in good faith by appropriate proceedings, so long as forfeiture of any substantial part of its Equipment or other Goods will not result from the failure of such Debtor to pay any such fee, tax, assessment or other charge during the period of such contest; (m) will, upon request of the Collateral Agent, (A) cause to be noted on the applicable certificate, in the event any of its Equipment is covered by a certificate of title, the security interest of the Collateral Agent in the Equipment covered thereby and (B) deliver all such certificates to the Collateral Agent or its designees; (n) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral; (o) will keep all of the tangible Collateral in the United States; and (p) will reimburse the Collateral Agent for all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Collateral Agent in seeking to collect or enforce any rights in respect of such Debtor's Collateral.

         Any expenses incurred in protecting, preserving and maintaining any Collateral shall be borne by the applicable Debtor. Whenever a Default exists, the Collateral Agent shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the applicable Debtor shall at the request of the Collateral Agent do any and all lawful acts and execute any and all proper documents required by the Collateral Agent in aid of such enforcement and such Debtor shall promptly, upon demand, reimburse and indemnify the Collateral Agent for all reasonable costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6, except to the extent any of the foregoing result from the gross negligence or willful misconduct of the Collateral Agent. Notwithstanding the foregoing, neither the Collateral Agent nor any other Benefited Party shall have any obligations or liabilities regarding any of the Collateral by reason of, or arising out of, this Agreement, except the duties to exercise reasonable care and not to commit waste.

         7. Default. (a) Whenever a Default exists, the Collateral Agent may exercise from time to time any rights and remedies available to it under applicable law.

         (b) Each Debtor agrees, at the request of the Collateral Agent during the existence of a Default, (i) to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Collateral Agent, and (ii) to execute all such documents and do all such other things which may be necessary or desirable in order to enable the Collateral Agent or its nominee to be registered as owner of the Intellectual Property with any competent registration authority.

         (c) Notice of the intended disposition of any Collateral may be given by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or E-mail, and shall be deemed to have been "sent" upon deposit in the U.S. mails with adequate postage properly affixed, upon delivery to an express delivery service or upon the electronic submission through telephonic or Internet services (receipt confirmed), as applicable. Each Debtor hereby agrees and acknowledges that (i) with respect to Collateral that is: (A) perishable or threatens to decline speedily in value or (B) is of a type customarily sold on a recognized market (including Investment Property), no notice of disposition need be given; and (ii) with respect to Collateral not described in clause (i) above, notification sent after default and ten days before any proposed disposition provides notice with a reasonable time before disposition.

         (d) Each Debtor hereby agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Computer Hardware and Software or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral. Each Debtor further agrees and acknowledges that a disposition (i) made in the usual manner on any recognized market, (ii) at the price current in any recognized market at the time of disposition or (iii) in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition shall, in each case, be deemed commercially reasonable.

         (e) Any cash proceeds of any disposition by the Collateral Agent of any of the Collateral shall be applied by the Collateral Agent to payment of expenses in connection with the Collateral, including reasonable attorneys' fees and legal expenses, and thereafter to the payment of any and all of the Liabilities in the order of application set forth in the Intercreditor Agreement, and thereafter any surplus will be paid to the applicable Debtor or as a court of competent jurisdiction shall direct. The Collateral Agent need not apply or pay over for application noncash proceeds of collection and enforcement unless (i) the failure to do so would be commercially unreasonable and (ii) the applicable Debtor has provided the Collateral Agent with a written demand to apply or pay over such noncash proceeds on such basis.

         8. General. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as any applicable Debtor requests in writing, but failure of the Collateral Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Collateral Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by any Debtor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

         All notices and requests hereunder shall be in writing (including facsimile transmission) and shall be sent (i) if to the Collateral Agent, to its address underneath its signature hereto or such other address as it may, by written notice to the Company, have designated as its address for such purpose and (ii) if to any Debtor, to its address shown on Schedule I hereto or to such other address as such Debtor may, by written notice to the Collateral Agent, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent (receipt confirmed); notices sent by mail shall be deemed to have been given five Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier shall be deemed to have been given when received.

         Each of the Debtors agrees to pay all expenses (including reasonable attorney's fees and legal expenses) paid or incurred by the Collateral Agent or any other Benefited Party in endeavoring to collect the Liabilities of such Debtor, or any part thereof, and in enforcing this Agreement against such Debtor, and such obligations will themselves be Liabilities.

         No delay on the part of the Collateral Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Collateral Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

         Unless released in writing by the Collateral Agent, this Security Agreement shall remain in full force and effect until all Liabilities have been paid in full and all commitments to create Liabilities have terminated. If at any time all or any part of any payment theretofore applied by the Collateral Agent or any other Benefited Party to any of the Liabilities is or must be rescinded or returned by the Collateral Agent or any other Benefited Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Collateral Agent or such other Benefited Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Collateral Agent or such other Benefited Party had not been made.

         This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois, subject, however, to the applicability of the Uniform Commercial Code of any jurisdiction in which any Goods of any Debtor may be located at any given time. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         The rights and privileges of the Collateral Agent hereunder shall inure to the benefit of its successors and assigns.

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. At any time after the date of this Agreement, one or more additional persons or entities may become parties hereto by executing and delivering to the Collateral Agent a counterpart of this Agreement (including supplements to the Schedules hereto). Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all the terms of, this Agreement.

         ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE COLLATERAL AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         EACH OF EACH DEBTOR, THE COLLATERAL AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OTHER BENEFITED PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER FINANCING AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                    TRUSERV CORPORATION


                                    By:
                                       -----------------------------------------
                                    Name Printed:
                                                 -------------------------------
                                    Title:
                                          --------------------------------------


                                    TRUSERV ACCEPTANCE COMPANY


                                    By:
                                       -----------------------------------------
                                    Name Printed:
                                                 -------------------------------
                                    Title:
                                          --------------------------------------


                                    TRUSERV LOGISTICS COMPANY



                                    By:
                                       -----------------------------------------
                                    Name Printed:
                                                 -------------------------------
                                    Title:
                                          --------------------------------------


                                    GENERAL PAINT & MANUFACTURING COMPANY



                                    By:
                                       -----------------------------------------
                                    Name Printed:
                                                 -------------------------------
                                    Title:
                                          --------------------------------------

                                    MARYGREEN, LLC



                                    By:
                                       -----------------------------------------
                                    Name Printed:
                                                 -------------------------------
                                    Title:
                                          --------------------------------------

                                    TRUE VALUE.COM CORPORATION



                                    By:
                                       -----------------------------------------
                                    Name Printed:
                                                 -------------------------------
                                    Title:
                                          --------------------------------------

                                    BANK OF AMERICA, N.A., as Collateral Agent



                                    By:
                                       -----------------------------------------
                                    Name Printed:
                                                 -------------------------------
                                    Title:
                                          --------------------------------------

                                    Signature page for the Security Agreement dated as of April 14, 2000 issued by TruServ Corporation (the "Company") and various subsidiaries of the Company in favor of Bank of America, N.A., as Collateral Agent.

                                    Each of the undersigned is executing a
                                    counterpart hereof for purposes of becoming a party hereto:

                                    TRUSERV REAL ESTATE AGENCY, INC.
                                    ADVOCATE SERVICES INCORPORATED


                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________

                                    Signature page for the Security Agreement dated as of April 14, 2000 issued by TruServ Corporation (the "Company") and various subsidiaries of the Company in favor of Bank of America, N.A., as Collateral Agent.

                                    The undersigned is executing a counterpart hereof for purposes of becoming a party hereto:


                                    [NAME OF SUBSIDIARY]

                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________

                                   SCHEDULE I
                              TO SECURITY AGREEMENT


                           ORGANIZATIONAL INFORMATION

Debtor's federal employment identification number:

Debtor's state employment identification number:

Debtor's state of incorporation/organization

Debtor's true and correct name as registered in its state of incorporation/organization:

Chief Executive Office of All Debtors

Principal Place of Business

                                   SCHEDULE II
                              TO SECURITY AGREEMENT

                          ADDRESSES OF OTHER LOCATIONS

                                  SCHEDULE III
                              TO SECURITY AGREEMENT

                                   TRADE NAMES

                                   SCHEDULE IV
                              TO SECURITY AGREEMENT

                          LIST OF INTELLECTUAL PROPERTY

                                    EXHIBIT O

                       FORM OF BORROWING BASE CERTIFICATE

Bank of America, N.A., as Agent
231 South LaSalle Street
Chicago, Illinois 60697
Attention: _______________

         Re: Second Amended and Restated Credit Agreement, dated as of April 11, 2002 (as renewed, amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among TruServ Corporation, various financial institutions (the "Lenders") and Bank of America, N.A., as Agent.

Ladies/Gentlemen:

         Terms to which meanings are ascribed in the Credit Agreement are used in this Borrowing Base Certificate with such meanings.

         The Company hereby certifies that the Outstanding Obligations (as set forth in item VII-5 on Schedule I hereto) on _______________ did not exceed the Borrowing Base. The related computations are set forth in Schedule 1 hereto.

         IN WITNESS WHEREOF, the Company has caused this Borrowing Base Certificate to be executed and delivered by its Responsible Officer on the ____ day of _______________, _______.

                                       TRUSERV CORPORATION


                                       By:______________________________________
                                       Title:___________________________________

                                   SCHEDULE I

I.       NET ACCOUNTS RECEIVABLE

        1.        Total Accounts Receivable                                                 $______________
        2.        Accounts Receivable described on Annex 1 (ineligible Accounts             $______________
                  Receivable)
        3.        Eligible Accounts Receivable to be included                               $______________
                  in the Borrowing Base ((line I-1 minus line I-2) multiplied by 85%)


II.      INVENTORY

        1.        Total Inventory                                                           $______________
        2.        Inventory described on Annex 2 (ineligible Inventory)                     $______________
        3.        Eligible Inventory to be included in total margined assets ((line II-1    $______________
                  minus line II-2) multiplied by 50%)

III.     REAL ESTATE

        1.        Total Real Estate                                                         $______________
        2.        Real Estate described on Annex 3 (ineligible Real Estate)                 $______________
        3.        Eligible Real Estate to be included in the Borrowing Base ((line III-1    $______________
                  minus line III-2) multiplied by 60%)

IV.      MACHINERY AND EQUIPMENT

        1.        Total Machinery and Equipment                                             $______________
        2.        Machinery and Equipment described on Annex 4 (ineligible Machinery and
                  Equipment)                                                                $______________
        3.        Eligible Machinery and Equipment to be included in the Borrowing Base     $______________
                  ((line IV-1 minus line IV-2) multiplied by 50%)

V.       TOTAL MARGINED ASSETS

        1.        (line I-3 plus line II-3 plus line III-3 plus line IV-3)                  $______________

VI.      TOTAL BORROWING BASE

        1.        Line V-1                                                                  $______________
        2.        Overadvance Amount                                                        $______________
        3.        Aggregate amount of Reserves                                              $______________
        4.        Total Borrowing Base (line VI-1 plus line VI-2 minus line VI-3)           $______________

VII.     OUTSTANDING OBLIGATIONS

        1.        Total Outstandings                                                        $______________
        2.        Shelf Obligations minus all Make-Whole Obligations (each as defined in    $______________
                  the Intercreditor Agreement)
        3.        Senior Note Obligations minus all Make-Whole Obligations (each as         $______________
                  defined in the Intercreditor Agreement)
        4.        Synthetic Maximum Shortfall (as defined in the Intercreditor Agreement)1  $______________
        5.        Line VII-1 plus line VII-2 plus line VII-3 plus (if applicable) line      $______________
                  VII-4

VIII.    Net Availability/Deficiency (line VI-4 minus line VII-5)                           $______________




--------

(1)  To be included following the sale of the Hagerstown Facility

                                    EXHIBIT P

                           FORM OF LUMBER NOTE NOTICE

                                     [Date]


[Purchaser of Lumber Business]


         Re:      TruServ Corporation

Ladies/Gentlemen:

         Please refer to the [Promissory Note] dated _________, 200__ (as amended or otherwise modified from time to time, the "Lumber Note") issued by you to TruServ Corporation ("TruServ") in connection with your purchase of various assets relating to TruServ's lumber business.

         The undersigned hereby directs you, until such time as the undersigned otherwise notifies you in writing, to make all payments under the Lumber Note to Bank of America, N.A., as Collateral Agent, pursuant to the wire instructions set forth on Annex 1.

                                       Very truly yours,

                                       BANK OF AMERICA, N.A., as Agent


                                       By:______________________________

                                       Name:____________________________

                                       Title:___________________________

                                     ANNEX 1

                                WIRE INSTRUCTIONS

                                    EXHIBIT Q

                          EXCESS CASH FLOW CALCULATION

        1.        Adjusted Cash Flow                                                        $_______________
        2.        Negative Adjusted Working Capital Change                                  $_______________
        3.        Positive Adjusted Working Capital Change                                  $_______________
        4.        Excess Cash Flow ((line 1 + line 2 minus line 3) multiplied by 80%)       $_______________


                                       5